Exhibit 4.3

MTR GAMING GROUP, INC.

and

the GUARANTORS named herein

11.50% SENIOR SECURED SECOND LIEN NOTES DUE 2019

INDENTURE

Dated as of August 1, 2011

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee and Collateral Agent

CROSS-REFERENCE TABLE*

Trust Indenture Act Section		Indenture Section
310 (a)	(1)	7.10
(a)	(2)	7.10
(a)	(3)	N.A.
(a)	(4)	N.A.
(a)	(5)	7.10
(b)		7.10
(c)		N.A.
311 (a)		7.11
(b)		7.11
(c)		N.A.
312 (a)		2.05
(b)		13.03
(c)		13.03
313 (a)		7.06
(b)	(1)	N.A.
(b)	(2)	7.06; 7.07
(c)		7.06; 13.02
(d)		7.06
314 (a)		4.03; 6.13; 13.02; 13.05
(b)		11.04
(c)	(1)	13.04
(c)	(2)	13.04
(c)	(3)	N.A.
(d)		11.04
(e)		13.05
(f)		N.A.
315 (a)		7.01
(b)		7.05; 13.02
(c)		7.01
(d)		7.01
(e)		6.11
316 (a)	(last sentence)	2.09
(a)	(1)(A)	6.05
(a)	(1)(B)	6.04
(a)	(2)	N.A.
(b)		6.07
(c)		9.04
317 (a)	(1)	6.08
(a)	(2)	6.09
(b)		2.04
318 (a)		13.01
(b)		N.A.
(c)		13.01

N.A. means not applicable.

*  This Cross Reference Table is not part of the Indenture.

i

		Page

ARTICLE 12.
SATISFACTION AND DISCHARGE

Section 12.01.	Satisfaction and Discharge	88
Section 12.02.	Application of Trust Money	89

ARTICLE 13.
MISCELLANEOUS

Section 13.01.	Trust Indenture Act Controls	90
Section 13.02.	Notices	90
Section 13.03.	Communication by Holders of Notes with Other Holders of Notes	91
Section 13.04.	Certificate and Opinion as to Conditions Precedent	91
Section 13.05.	Statements Required in Certificate or Opinion	91
Section 13.06.	Rules by Trustee and Agents	92
Section 13.07.	No Personal Liability of Directors, Officers, Employees and Stockholders	92
Section 13.08.	Governing Law	92
Section 13.09.	No Adverse Interpretation of Other Agreements	92
Section 13.10.	Successors	92
Section 13.11.	Severability	92
Section 13.12.	Counterpart Originals	92
Section 13.13.	Table of Contents, Headings, etc.	93

EXHIBITS

Exhibit A	FORM OF NOTE
Exhibit B	VARIABLE NOTE PROVISIONS (SCHEDULE OF PRINCIPAL AMOUNT AND LEGENDS)
Exhibit C	FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM RESTRICTED GLOBAL NOTE TO REGULATION S GLOBAL NOTE
Exhibit D	FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM REGULATION S GLOBAL NOTE TO RESTRICTED GLOBAL NOTE
Exhibit E	FORM OF CERTIFICATE OF TRANSFER
Exhibit F	FORM OF CERTIFICATE OF EXCHANGE
Exhibit G	FORM OF SUPPLEMENTAL INDENTURE

INDENTURE dated as of August 1, 2011 by and among MTR Gaming Group, Inc., a Delaware corporation (including any and all successors thereto, “MTR” or the “Issuer”), the Guarantors (as defined below) party hereto and Wilmington Trust, National Association, as trustee (the “Trustee”) and as collateral agent (the “Collateral Agent”).

MTR and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 11.50% Senior Secured Second Lien Notes due 2019 (the “Notes”):

ARTICLE 1.
DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.01.                         Definitions.

“144A Global Note” means a global note substantially in the form of Exhibit A hereto bearing a Global Note Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes, sold in reliance on Rule 144A.

“Additional Assets” means:  (i) any Property (other than cash, cash equivalents or securities) to be owned by the Issuer or any Restricted Subsidiary and used in a Related Business, (ii) the costs of improving, restoring, replacing or developing any Property owned by the Issuer or any Restricted Subsidiary which is used in a Related Business or (iii) Investments in any other Person engaged primarily in a Related Business (including the acquisition from third parties of Capital Stock of such Person) as a result of which such other Person becomes a Restricted Subsidiary.

“Additional Interest” means all amounts, if any, payable (i) pursuant to the provisions relating to additional interest described in Section 6.13 as the sole remedy for an Event of Default relating to the failure to comply with the reporting obligations described in Section 4.03 and for any failure to comply with the requirements of TIA 314(a) and/or (ii) pursuant to the provisions of Section 2(d) of the Registration Rights Agreement.

“Additional Notes” means any Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02 and 2.14 and subject to compliance with Article 4.

“Affiliate” means, with respect to any Person, a Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person, (ii) which directly or indirectly through one or more intermediaries beneficially owns or holds 10% or more of any class of the Voting Stock of such Person (or a 10% or greater equity interest in a Person which is not a corporation) or (iii) of which 10% or more of any class of the Voting Stock (or, in the case of a Person which is not a corporation, 10% or more of the equity interest) is beneficially owned or held directly or indirectly through one or more intermediaries by such Person. For the purposes of this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means any Registrar, Paying Agent or co-registrar.

“Applicable Premium” means, with respect to any Note on any redemption date, as determined by the Issuer,  under Section 3.07(c), the greater of: (1) 1.0% of the principal amount of the Note; or (2) the excess of: (a) the present value at such redemption date of (i) the redemption price of the Notes at

August 1, 2015 (such redemption price being set forth in the table appearing in Section 3.07) plus (ii) all required interest payments due, as applicable, on the Notes through August 1, 2015 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (b) the principal amount of the Note, if greater.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Sale” means the sale, conveyance, transfer, lease or other disposition, whether in a single transaction or a series of related transactions (including, without limitation, dispositions pursuant to Sale/Leaseback Transactions), by MTR or one of its Restricted Subsidiaries to any Person other than MTR or one of its Restricted Subsidiaries of: (i) any of the Capital Stock or other ownership interests of any Restricted Subsidiary of MTR or (ii) any other Property of MTR or any Property of its Restricted Subsidiaries, in each case not in the ordinary course of business of MTR or such Restricted Subsidiary.

Notwithstanding the foregoing, the following items will not be deemed to be Asset Sales: (a) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $5.0 million; (b) any issuance or other such disposition of Capital Stock or other ownership interests of any Restricted Subsidiary to MTR or another Restricted Subsidiary; (c) any such disposition of Property between or among MTR or any Restricted Subsidiary; (d) the sale or other disposition of cash or Temporary Cash Investments; (e) any exchange of like Property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, for use in a Related Business; (f) a Restricted Payment or Permitted Investment that is permitted by Section 4.06; (g) the disposition of all or substantially all of the assets of the Issuer or any Guarantor in a manner permitted pursuant to the provisions of Section 5.01 or any disposition that constitutes a Change of Control; (h) any grant of a non-exclusive license of trademarks, know-how, patents and any other intellectual property or intellectual property rights; (i) dispositions that occur in the ordinary course of MTR’s or a Restricted Subsidiary’s business in connection with Permitted Liens and the granting of Liens not prohibited by Section 4.12; (j) the sale, lease or other transfer of inventory, products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business (including the abandonment or other disposition of intellectual property that is, in the reasonable judgment of the Issuer, no longer economically practicable to maintain or useful in the conduct of the business of the Issuer and its Restricted Subsidiaries taken as whole); (k) the disposition of receivables in connection with the compromise, settlement or collection thereof; (l) any surrender or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind that occur in the ordinary course of MTR’s or any Restricted Subsidiary’s business; (m) the transactions contemplated by the Paid-Up Oil and Gas Leases and other sales or leases of oil, gas or mineral rights; and (n) the sale or other disposition of Non-Core Land.

“Attributable Indebtedness” means Indebtedness deemed to be Incurred in respect of a Sale/Leaseback Transaction and shall be, at the date of determination, the present value (discounted at the actual rate of interest implicit in such transaction, compounded annually), of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Board of Directors” means, as to any Person, the board of directors or managers, or with respect to any joint venture, the managing venturer or such other Persons required to approve the applicable action under the joint venture agreement, as applicable, of such Person, or any committee thereof duly authorized to act on behalf of such Board.

“Board Resolution” means, as to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors, to be in full force and effect on the date of such certification and delivered to the Trustee.

“Broker-Dealer” means any broker or dealer registered under the Exchange Act.

“Business Day” means any day other than a Legal Holiday.

“Capital Expenditure” means, for any period, the sum of (a) the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability) by such Person or any of its Restricted Subsidiaries during such period that, in accordance with GAAP, are or should be included in “additions to property, plant and equipment” or similar items reflected in the consolidated statement of cash flows of such Person and its Restricted Subsidiaries for such period (including the amount of assets leased in connection with any Capital Lease Obligation, but excluding transfers of assets between Restricted Subsidiaries except to the extent of cash expenditures to effect such transfers) and (b) to the extent not included pursuant to clause (a) above, the aggregate of all expenditures (whether paid in cash or other consideration (but excluding issuances of Capital Stock) or accrued as a liability) by such Person or any of its Restricted Subsidiaries during such period to acquire by purchase or otherwise, the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any person.

“Capital Lease Obligations” means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.  For purposes of Section 4.12, Capital Lease Obligations shall be deemed secured by a Lien on the Property being leased.

“Capital Stock” means, with respect to any Person, any and all shares or other equivalents (however designated) of corporate stock, partnership interests, limited liability company interests or any other participation, right, warrants, options or other interest in the nature of an equity interest in such Person, but excluding any debt security convertible or exchangeable into such equity interest.

“Change of Control” means the occurrence of any of the following: (i) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act); (ii) the adoption of a plan relating to the liquidation or dissolution of the Issuer; or (iii) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as defined above) becomes the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of the Issuer measured by voting power rather than number of shares.

“Clearstream” means Clearstream Banking, S.A.

“Collateral” means the Material Real Property and substantially all existing and future personal Property of the Issuer and the Guarantors other than Excluded Property.

“Collateral Agent” means the Collateral Agent for the benefit of the Holders of the Notes and the holders of the other Second Lien Obligations under the Intercreditor Agreement and the Security Documents, or any successor entity thereto.

“Consolidated EBITDA” means, with respect to any Person, for any period, without duplication, the sum of:  (i) Consolidated Net Income of such Person and its Restricted Subsidiaries for such period; and (ii) to the extent Consolidated Net Income of such Person and its Restricted Subsidiaries for such period has been reduced thereby: (a) Consolidated Fixed Charges, (b) provisions for taxes based on income, (c) consolidated depreciation expense, (d) consolidated amortization expense, (e) all preopening expenses paid or accrued, (f) other noncash items reducing Consolidated Net Income, and (g) cash and noncash charges incurred by the Issuer and its Restricted Subsidiaries relating to the issuance of the Notes and the application of the net proceeds therefrom as described in “Use of proceeds” in the Offering Memorandum and cash and noncash charges incurred by the Issuer and its Restricted Subsidiaries relating to Financing Activities; minus other noncash items increasing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, all as determined on a consolidated basis in conformity with GAAP.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of Consolidated EBITDA of such Person and its Restricted Subsidiaries during the Reference Period to the aggregate amount of Consolidated Fixed Charges of such Person and its Restricted Subsidiaries during the Reference Period.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the total interest expense of such Person and its Restricted Subsidiaries including:  (i) the interest component of Capital Lease Obligations, which shall be deemed to accrue at an interest rate reasonably determined by the Issuer to be the rate of interest implicit in such Capital Lease Obligations, (ii) amortization of Indebtedness discount and commissions, discounts and other similar fees and charges owed with respect to Indebtedness, (iii) noncash interest payments, (iv) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, (v) net costs pursuant to Interest Rate Agreements, (vi) dividends on all Preferred Stock (other than dividends paid in Capital Stock that is not Disqualified Stock) of Restricted Subsidiaries held by Persons other than the Issuer or a Restricted Subsidiary, (vii) interest attributable to the Indebtedness of any other Person for which the Issuer or any of its Restricted Subsidiaries is responsible or liable as obligor, guarantor or otherwise, and (viii) any dividend or distribution, whether in cash, Property or securities, on Disqualified Stock of the Issuer; minus interest income during such period; provided, however, that Consolidated Fixed Charges shall not include (x) amortization or write-offs of deferred financing fees or debt issuance costs and shall exclude fees and other transaction expenses related to the issuance or sale of the Notes and the use of proceeds therefrom or associated with undertaking, or proposing to undertake, any Financing Activity, (y) write-offs relating to termination of Interest Rate Agreements or (z) Consolidated Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, to the extent that the obligations giving rise to such Consolidated Fixed Charges will not be obligations of the Issuer or its Restricted Subsidiaries following the date that the Consolidated Fixed Charge Ratio is calculated (the “Calculation Date”).

For the avoidance of doubt, Consolidated Fixed Charges shall include any capitalized interest, and any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all time during the Reference Period and any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during the Reference Period.

“Consolidated Net Income” means, with respect to any Person for any period, the net income (loss) of such Person and any of its Subsidiaries determined in accordance with GAAP; provided, however, that the following items shall be excluded from the computation of Consolidated Net Income:  (i) any net income (loss) of any Subsidiary if such Subsidiary is not a Restricted Subsidiary, except that, subject to the limitations contained in (ii) below, (x) the net income (or, if applicable, such Person’s equity in the net income) of any such Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash and the Fair Market Value of non-cash Property actually distributed by such Subsidiary during such period to such Person or one of its Restricted Subsidiaries as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (ii) below) and (y) such Person’s equity in a net loss of any such Subsidiary (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income; (ii) any net income (loss) of any Restricted Subsidiary of such Person if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to such Person, except that:  (a) such Person’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to such Person or another Restricted Subsidiary of such Person as a dividend (subject, in the case of a dividend to another Restricted Subsidiary of such Person, to the limitation contained in this clause), and (b) such Person’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income; (iii) any gain or loss realized upon the sale or other disposition of any Property of such Person or its consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person or early extinguishment of Indebtedness, together with any related provision for taxes on any such gain; (iv) items classified as extraordinary or any non-cash item classified as nonrecurring; (v) any non-cash charges related to fair value adjustments; (vi) the cumulative effect of a change in accounting principles; (vii) non-cash gains and losses attributable to movement in the mark-to-market valuation of Interest Rate Agreements; and (viii) net income (loss) attributable to discontinued operations.

“Consolidated Net Tangible Assets” of any Person as of any date means the total assets of such Person and its Restricted Subsidiaries as of the most recent fiscal quarter end for which a consolidated balance sheet of such Person and its Restricted Subsidiaries is available, minus all current liabilities of such Person and its Restricted Subsidiaries reflected on such balance sheet other than the current portion of long-term debt, minus total goodwill and other intangible assets of such Person and its Restricted Subsidiaries reflected on such balance sheet, all calculated on a consolidated basis in accordance with GAAP.  Notwithstanding the foregoing, Consolidated Net Tangible Assets shall be reduced by the current portion of any long-term debt that is past due or that has been reclassified as a current liability in accordance with GAAP as a result of an event of default.

“Consolidated Secured Debt Ratio” as of any date of determination means the ratio of (1) consolidated total Indebtedness of MTR and its Restricted Subsidiaries as it appears on the most recent balance sheet of the Issuer and that is secured by a Lien to (2) MTR’s Consolidated EBITDA during the Reference Period.

“Consolidated Total Debt Ratio” as of any date of determination means the ratio of (1) consolidated total indebtedness of MTR and its Restricted Subsidiaries as it appears on the balance sheet at the end of the relevant Excess Cash Flow Period, less any cash and Temporary Cash Investments (other than any “restricted cash”) up to a maximum of $50 million to (2) MTR’s Consolidated EBITDA during the Excess Cash Flow Period.

“Core Business” means (i) the gaming, card club, racing, sports, entertainment, leisure, spa, amusement, lodging, restaurant, retail operations, service station operations, riverboat operations, real estate development and all other businesses and activities necessary for or reasonably related or incident thereto, including, without limitation, related acquisition, construction, development or operation of related transportation, retail and other facilities designed to enhance any of the foregoing and (ii) any of the types of preexisting businesses being operated on land acquired (whether by purchase, lease or otherwise) by MTR or any of its Restricted Subsidiaries, or similar types of businesses conducted by MTR or such Restricted Subsidiary after such acquisition of land, and all other businesses and activities necessary for or reasonably related or incident thereto, provided that such land was acquired by MTR or such Restricted Subsidiary for the purpose, determined in good faith by MTR, of ultimately conducting a business or activity described in clause (i) above at some time in the future.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 13.02 or such other address as to which the Trustee may give notice to the Issuer.

“Credit Facility” means (i) the New Credit Agreement and (ii) whether or not the New Credit Agreement remains outstanding, if designated by the Issuer to be included in the definition of “Credit Facility,” one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

“Custodian” means the Trustee, as custodian with respect to the Global Notes, or any successor entity thereto.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Notes” means, individually and collectively, each certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06, substantially in the form of Exhibit A hereto.

“Depositary” means, with respect to the Global Notes, the Person specified in Section 2.03 as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Disqualified Stock” of a Person means any Capital Stock of such Person:  (i) that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or otherwise (x) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (y) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part, or (z) is convertible or exchangeable or exercisable for Indebtedness; and (ii) as to which the maturity, mandatory redemption, conversion or exchange or redemption at the option of the holder thereof occurs, or may occur, in the case of each of clauses (1) or (2) on or prior to the first anniversary of the Stated Maturity of the Notes as long as any such Notes are outstanding; provided, however, that such Capital Stock of MTR or any of its Subsidiaries shall not constitute Disqualified Stock if it is redeemable prior to the first anniversary of such Stated Maturity of the Notes only if: (a) the holder or a beneficial owner of such Capital Stock is required to qualify under the Gaming Laws and does not so qualify, or (b) the Board of

Directors determines in its reasonable, good faith judgment, as evidenced by a Board Resolution, that as a result of a holder or beneficial owner owning such Capital Stock, MTR or any of its Subsidiaries has lost or may lose any Gaming License.

“Equity Offering” means (i) an offer and sale of Capital Stock (other than Disqualified Stock) of MTR pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Parent) or (ii) any private placement of Capital Stock (other than Disqualified Stock) of MTR to any Person other than a Subsidiary of MTR.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

“Event of Loss” means, with respect to any Property with a Fair Market Value of $5.0 million or more, any loss, destruction or damage of such Property, or any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such Property, or confiscation or requisition of the use of such Property.

“Excess Cash Flow” means, for any Person and its Restricted Subsidiaries, for any period, its Consolidated EBITDA for such period less the sum, without duplication, of (i) such Person’s total interest expense, including items (i)-(viii) in the definition of “Consolidated Fixed Charges,” to the extent paid (whether in cash, in kind or similar) for such Excess Cash Flow Period; (ii) an amount equal to the amount of income taxes paid or payable by such Person for such Excess Cash Flow Period; (iii) an amount equal to the Capital Expenditures made in cash during such period; (iv) the aggregate amount of all scheduled, mandatory and voluntary prepayments, repayments, redemptions or purchases of Obligations under the Credit Facility that include a permanent reduction of the related loan commitment thereunder during such Excess Cash Flow Period (other than prepayments, repayments, redemptions or purchases made with the proceeds of Indebtedness incurred to refinance the Obligations under the Credit Facility during such Excess Cash Flow Period); and (v) any cash classified as “restricted” on the balance sheet of such Person in accordance with GAAP or reserved as cash collateral for outstanding letters of credit as of the applicable date of determination.

“Excess Cash Flow Amount” means, for any Excess Cash Flow Period, an amount equal to 75% of Excess Cash Flow in excess of $7.5 million for such Excess Cash Flow Period.

“Excess Cash Flow Period” means each fiscal year ending on December 31, beginning with the year ending December 31, 2012.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” means the Notes issued in the applicable Exchange Offer pursuant to Section 2.06(f).

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Excluded Property” means, collectively:

(1)           any property or asset, including Gaming Licenses and Gaming Equipment, but only to the extent that the grant of a Lien under the Security Documents in such property or asset is prohibited by applicable law, rule or regulation or requires any consent of any governmental authority or Gaming Authority not obtained pursuant to applicable law, rule or regulation; provided that such property or asset will be an Excluded Property only to the extent and for so long as the consequences specified above will result and will cease to be an Excluded Property and will become subject to the Lien granted under the Security Documents, immediately and automatically, at such time as such consequences will no longer result;

(2)           any lease, license, contract or agreement to which the Issuer or any Guarantor is a party, and any of its rights or interest thereunder, if and to the extent that a security interest is prohibited by or in violation of (i) any applicable law, rule or regulation, or (ii) a term, provision or condition of any such lease, license, contract or agreement (unless such law, rule, regulation, term, provision or condition would be rendered ineffective with respect to the creation of the security interest under the Security Documents pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the New York Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); provided, however, that the Collateral will include and such security interest shall attach to such lease, license, contract or agreement immediately at such time as the contractual or legal prohibition shall no longer be applicable and to the extent severable, will attach immediately to any portion of such lease, license, contract or agreement not subject to the prohibitions specified in (i) or (ii) above; provided further that the exclusions referred to in this clause (2) shall not include any products or proceeds of any such lease, license, contract or agreement;

(3)           any motor vehicles, vessels and aircraft, or other property subject to a certificate of title statute of any jurisdiction;

(4)           assets or property subject to purchase money liens or capital leases permitted to be incurred under the Secured Debt Documents, to the extent a lien on such assets or property is not permitted under the terms of the documents governing such purchase money liens, purchase money indebtedness or capital leases to be created to secure any Obligations;

(5)           any “intent-to-use” application for registration of a trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law;

(6)           any Non-Core Land or real estate that is not Material Real Property;

(7)           Capital Stock of MTR’s Subsidiaries and any other Person in which MTR or any of its Subsidiaries holds an equity interest; and

(8)           all deposit accounts, including monies and other funds on account for taxes owed to (A) the Commonwealth of Pennsylvania under Chapter 14 of the Pennsylvania Race Horse Development and Gaming Act, 4 Pa. Cons. Stat. Ann. § 1101 et seq, (B) the State of West Virginia under West Virginia Lottery Racetrack Table Games Act, W. Va. Code § 29-22C-1 et seq and (C) the Ohio Tax Commissioner pursuant to Sec. 3769.087 of the Ohio Revised Code.

For the avoidance of doubt, “Excluded Property” shall not include any proceeds, products, substitutions or replacements of Excluded Property (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property).

“Fair Market Value” means with respect to any Property, the price which would be reasonably expected to be negotiated in an arm’s-length free market transaction, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction.  Fair Market Value will be determined, except as otherwise provided: (i) if such Property has a Fair Market Value of less than or equal to $10.0 million, by any Officer of MTR; or (ii) if such Property has a Fair Market Value in excess of $10.0 million, by a majority of the Board of Directors of MTR and evidenced by a Board Resolution, dated within 30 days of the relevant transaction (or the date of the written agreement with respect to such transaction), delivered to the Trustee.

“Financing Activity” means any of the following: (a) the actual or attempted Incurrence of any Indebtedness or the issuance of any Capital Stock by the Issuer or any Restricted Subsidiary, activities related to any such actual or attempted Incurrence or issuance, or the issuance of commitments in respect thereof, (b) amending or modifying, or redeeming, refinancing, tendering for, refunding, defeasing (whether by covenant or legal defeasance), discharging, repaying, retiring or otherwise acquiring for value, any Indebtedness prior to the Stated Maturity thereof (including any premium, penalty, commissions or fees) or (c) the termination of any Interest Rate Agreement or other derivative instruments or any fees paid to enter into any Interest Rate Agreement or other derivative instruments.

“First Lien Collateral Agent” means the collateral agent for any First Lien Obligations.

“First Lien Obligations” means (i) Indebtedness incurred under clause (2) of the definition of “Permitted Indebtedness” (and all Obligations, including letters of credit and similar instruments, incurred, issued or arising under such New Credit Agreement that permit borrowings not in excess of the limit set out in such clause (2)) (and permitted Refinancing Indebtedness in respect thereof) and Liens securing Refinancing Indebtedness in respect thereof (which Refinancing Indebtedness is incurred under such clause (2)) and (ii) Interest Swap Obligations, Obligations under Currency Agreements and cash management obligations permitted to be secured on a first-priority basis in accordance with this Indenture and the Intercreditor Agreement.

“GAAP” means accounting principles generally accepted in the United States of America in effect on the date of this Indenture.

“Gaming Authority” means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States federal government, any foreign government, any state, province or city or other political subdivision or otherwise, whether now or hereafter in existence, or any officer or official thereof, or any other agency, in each case, with authority to regulate any gaming or racing operation (or proposed gaming or racing operation) owned, managed or operated by the Issuer and its subsidiaries.

“Gaming Equipment” means slot machines, table games and other gaming equipment permitted to be installed under applicable Gaming Laws governing the Gaming Facility in which such Gaming Equipment will be installed, and any related signage, accessories, surveillance and peripheral equipment.

“Gaming Facility” means any gaming or pari-mutuel wagering establishment and other Property or assets directly ancillary thereto or used in connection therewith, including any building, restaurant, hotel, theater, parking facilities, retail shops, spa, land, golf courses and other recreation and entertainment facilities, vessel, barge, ship and equipment or 100% of the equity interest of a Person the primary business of which is ownership and operation of any of the foregoing.

“Gaming Law” means the provisions of any gaming or racing laws or regulations of any jurisdiction or jurisdictions to which any of the Issuer and its subsidiaries is, or may at any time after the date of this Indenture, be subject.

“Gaming License” means any license, permit, franchise or other authorization from any governmental authority required on the date of this Indenture or at any time thereafter to own, lease, operate or otherwise conduct the gaming business of MTR and its Subsidiaries, including all licenses granted under Gaming Laws and other Legal Requirements.

“Global Note Legend” means the Legend set forth in Exhibit B under the caption “Form of Global Note Legend,” which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto issued in accordance with Section 2.01, 2.06(b)(iv), 2.06(d)(ii) or 2.06(f).

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such first Person:  (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.  The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantors” means any Subsidiary of MTR that executes this Indenture or a Supplemental Indenture in the form of Exhibit G hereto in accordance with the provisions of this Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Holder” means a Person in whose name a Note is registered.

“Immaterial Subsidiary” means any Restricted Subsidiary designated by MTR as an Immaterial Subsidiary; provided that all such designated Restricted Subsidiaries may not in the aggregate at any time have total assets (calculated in accordance with GAAP) in excess of an aggregate amount equal to $7.5 million based on MTR’s most recent internally available financial statements.

“Incur” means, with respect to any Indebtedness or other obligation of any Person to create, issue, incur (by conversion, exchange or otherwise), extend, assume, Guarantee or become liable, in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or obligation on the consolidated balance sheet of such Person including by merger or operation of law (and “Incurrence,” “Incurred,” “Incurrable” and “Incurring” shall have meanings correlative to the foregoing).  The accrual of interest, the accretion or amortization of original issue discount and the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms shall not be deemed the Incurrence of Indebtedness pursuant to Section 4.09 so long as the amount thereof is included in the computation of “Consolidated Fixed Charges” as accrued.

“Indebtedness” means (without duplication), with respect to any Person, any indebtedness, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the Property of such Person or only to a portion thereof), or the principal amount of such indebtedness evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding any balances that constitute customer advance payments and deposits, accounts payable or trade payables, and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included:  (i) any Capital Lease Obligations; (ii) Indebtedness of other Persons secured by a Lien to which the Property owned or held by such Person is subject, whether or not the obligation or obligations secured thereby shall have been assumed (the amount of such Indebtedness being deemed to be the lesser of the value of such Property or the amount of the Indebtedness so secured); (iii) Guarantees of Indebtedness of other Persons; (iv) any Disqualified Stock; (v) any Attributable Indebtedness; (vi) all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments or credit transactions issued for the account of such Person (including reimbursement obligations with respect thereto), other than obligations with respect to letters of credit securing obligations (other than obligations described in this definition) of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit; (vii) Preferred Stock of the Restricted Subsidiaries; and (viii) net obligations pursuant to any Interest Rate Agreement.

Notwithstanding the foregoing, Indebtedness shall not include any interest or accrued interest until due and payable.  For purposes of this definition, the maximum fixed repurchase price of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture; provided, however, that if such Disqualified Stock or Preferred Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Disqualified Stock or Preferred Stock.  The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any other obligations described in clauses (i) through (viii) above in respect thereof at such date.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the $565 million aggregate principal amount of Notes issued under this Indenture on the date hereof.

“Intercreditor Agreement” means that certain Intercreditor Agreement dated as of even date herewith by and among the Trustee, the Collateral Agent and the administrative agent under the Credit Facility, as such agreement may be amended, modified, supplemented or restated from time to time.

“Interest Rate Agreement” means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement.

“Investment” by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others), in connection with the performance of obligations under any completion guaranty or otherwise, to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Indebtedness issued by, any other Person, including the designation by the Board of Directors of a Person to be an Unrestricted Subsidiary, together with all items that are or would be classified as Investments on a balance sheet prepared in accordance with GAAP.  The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto, and minus the amount of any portion of such Investment repaid to the Person making such Investment in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustments for increases or decreases in value, write-ups, write-downs or write-offs with respect to such Investment.  In determining the amount of any Investment in respect of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment.

“Issue Date” means August 1, 2011.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the city of New York, New York, or in the city where the Corporate Trust Office of the Trustee is located, or at a place of payment of the Notes are authorized by law, regulation or executive order to remain closed.  If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Legal Requirements” means all laws, statutes and ordinances and all rules, orders, rulings, regulations, directives, decrees, injunctions and requirements of all governmental authorities, that are now or may hereafter be in existence, and that may be applicable to MTR or any Subsidiary or Affiliate thereof or the Trustee (including building codes, zoning and environmental laws, regulations and ordinances and Gaming Laws), as modified by any variances, special use permits, waivers, exceptions or other exemptions which may from time to time be applicable.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Issuer and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

“Lien” means with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).  Any Sale/Leaseback Transaction shall be deemed to constitute a Lien on the Property which is the subject of such Sale/Leaseback Transaction securing the Attributable Indebtedness represented thereby.

“Material Real Property” means any real property owned by the Issuer or any Guarantor in fee simple with a cost in excess of $10.0 million (provided that such $10.0 million threshold shall not be applicable in the case of Real Property that is integrally related to the ownership or operation of any of MTR’s Gaming Facilities or otherwise necessary for Real Property that constitutes Collateral to be in compliance with all requirements of law applicable to such Real Property).

“Material Subsidiary” means any Restricted Subsidiary of MTR that (i) was formed under the laws of the United States or any state of the United States or the District of Columbia, other than an Immaterial Subsidiary, or (ii) guarantees or otherwise provides direct credit support for any Indebtedness of MTR.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means mortgages, deeds of trust, deeds to secure debt, assignments of leases and rents, security agreements and fixture filings encumbering the fee comprising Material Real Property, including all additions, improvements and component parts related thereto and all rents, issues and profits therefrom.

“Net Cash Proceeds” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Net Proceeds” from any Asset Sale or Event of Loss by any Person or its Restricted Subsidiaries means cash and cash equivalents received in respect of the Property sold or with respect to which an Event of Loss occurred, excluding business interruption or delay in completion insurance proceeds, and net of:   (i) all reasonable out-of-pocket expenses of such Person or such Restricted Subsidiary Incurred in connection with such Asset Sale or Event of Loss, including, without limitation, all legal, title and recording tax expenses, commissions and fees and expenses Incurred (but excluding any finder’s fee or broker’s fee payable to any Affiliate of such Person) and all Federal, state, provincial, foreign and local taxes arising in connection with such Asset Sale or Event of Loss that are paid or required to be accrued as a liability under GAAP by such Person or its Restricted Subsidiaries, (ii) all payments made by such Person or its Restricted Subsidiaries on any First Lien Obligations or any Indebtedness which is secured by such Property in accordance with the terms of any Lien ranking senior in priority to the Lien securing the Notes upon or with respect to such Property or which must, by the terms of such Lien, or in order to obtain a necessary consent to such Asset Sale or by applicable law, be repaid out of the proceeds from such Asset Sale or Event of Loss, (iii) all contractually required distributions and other payments made to minority interest Holders (but excluding distributions and payments to Affiliates of such Person) in Restricted Subsidiaries of such Person as a result of such Asset Sale or Event of Loss; provided, however, that, in the event that any consideration for an Asset Sale or Event of Loss (which would otherwise constitute Net Proceeds) is required to be held in escrow pending determination of whether a purchase price adjustment will be made, such consideration (or any portion thereof) shall become Net Proceeds only at such time as it is released to such Person or its Restricted Subsidiaries from escrow; and provided, further, that any noncash consideration received in connection with an Asset Sale or Event of Loss which is subsequently converted to cash shall be deemed to be Net Proceeds at and from the time of such conversion, and (iv) any reserve for adjustment or indemnification obligations in respect of the sale price of such Property established in accordance with GAAP.

“New Credit Agreement” means the new payment priority secured revolving credit facility, dated as of August 1, 2011, among MTR, the financial institutions named therein, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof.

“Non-Core Land” means each of the following parcels of land, each of which is immaterial to the Issuer’s gaming operations and as to which the Issuer has no intention to develop:

(a)           the 255.896 acre parcel of land known as the “Quarry Parcel” in Hancock, West Virginia;

(b)           the 162.79 acre parcel of land known as the “Woodview Golf Course” in Hancock, West Virginia;

(c)           the 11.45 acre parcel of land known as the “Downs Property” in Erie, Pennsylvania;

(d)           the 25 acre parcel of land known as the “International Paper” site in Erie, Pennsylvania;

(e)           the 130 acre parcel of land known as the “Troyer Parcel” in Erie, Pennsylvania;

(f)            the 82.373 acre parcel of land known as the “Green Shingle” in Erie, Pennsylvania;

(g)           the approximately 390 acre portion of the land known as the “Original Mountaineer Parcel” which is located to the east of State Route 2 site in Hancock, West Virginia;

(h)           the 97.706 acre parcel of land known as the “Coldwell Parcel” in Hancock, West Virginia;

(i)            the 65.315 acre parcel of land known as the “Hazel Parcel” in Hancock, West Virginia;

(j)            the 69.09323 acre parcel of land known as the “Kource Parcel” site in Hancock, West Virginia;

(k)           the 1.755 acre parcel of land known as the “Glover/Daily Double Parcel” in Hancock, West Virginia;

(l)            the 6.788 acre parcel of land known as the “Jusczak Parcel” in Hancock, West Virginia;

(m)          the 5.77 acre parcel of land known as the “J&T Parcel” in Hancock, West Virginia;

(n)           the 109.01 acre parcel of land known as the “LSW Sanitation Parcel” in Hancock, West Virginia;

(o)           the 0.92 acre parcel of land known as the “Smith Parcel” in Hancock, West Virginia;

(p)           the 70.213 acre parcel of land known as the “Watson Parcel” site in Hancock, West Virginia;

(q)           the 6.65 acre parcel of land known as the “Phillips Parcel” in Hancock, West Virginia;

(r)            the 234.99 acre parcel of land known as the “Logan/Realm Parcel” in Hancock, West Virginia;

(s)           the approximately 0.955 acre parcel of land known as the “Jefferson School Parcel” in Hancock, West Virginia;

(t)            the 1.95 acre parcel of land known as the “Carter Parcel” in Hancock, West Virginia;

(u)           the 0.084 acre parcel of land known as the “Maffeo Parcel” in Erie, Pennsylvania;

(v)           the 37.11 acre parcel of land known as the “Mara Parcel” in Franklin County, Ohio;

(w)          the 38.017 acre parcel of land known as the “BOC Gas Parcel” in Hancock, West Virginia;

(x)            the 0.026 acre parcel of land known as the “Francis Parcel” in Allegheny County, Pennsylvania; and

(y)           the 0.028 acre parcel of land known as the “Carmody Parcel” in Allegheny County, Pennsylvania.

“Non-Recourse Indebtedness” means Indebtedness of a Person to the extent that under the terms thereof or pursuant to applicable law: (i) no personal recourse shall be had against such Person for the payment of the principal of or interest or premium, if any, on such Indebtedness, and (ii) enforcement of obligations on such Indebtedness is limited only to recourse against interests in Property purchased with the proceeds of the Incurrence of such Indebtedness and as to which neither the Issuer nor any of its Restricted Subsidiaries provides any credit support or is liable.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Guarantee” means the Guarantee by each Guarantor of the Issuer’s obligations under this Indenture and the Notes, set forth in Article 10, including as a result of execution of a Supplemental Indenture.

“Notes” has the meaning assigned to it in the preamble to this Indenture.  The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture except for redemption rights and obligations.  Unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Notes Obligations” means Obligations in respect of the Notes, the Note Guarantees, this Indenture and the Security Documents.

“Offering” means the offering of the Notes by the Issuer.

“Offering Memorandum” means the Offering Memorandum dated July 22, 2011, pursuant to which the Initial Notes were offered.

“Officer” means, with respect to any Person, the Chief Executive Officer, Chief Financial Officer, President or Treasurer of such Person.

“Officers’ Certificate” means, with respect to any Person, a certificate signed by two Officers, at least one of whom shall be the Chief Executive Officer, Chief Financial Officer, President, Treasurer or any Executive Vice President, Senior Vice President or Vice President of such Person.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee.

“Paid-Up Oil and Gas Leases” means those certain Paid-Up Oil and Gas Leases entered into as of May 10, 2011 by and among Mountaineer Park, Inc. and Chesapeake Appalachian, L.L.C, as the same may be amended, supplemented, modified, extended, replaced, renewed or restated from time to time.

“Pari Passu Indebtedness” means:  (i) with respect to the Issuer, any Indebtedness which ranks pari passu in right of payment with the Notes; and (ii) with respect to any Guarantor, any Indebtedness which ranks pari passu in right of payment with such Guarantor’s Note Guarantee.

The determination of whether any Indebtedness ranks pari passu in right of payment shall not take into account whether or not such Indebtedness is secured by any collateral.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted FF&E Financing” means Indebtedness of the Issuer or any of its Restricted Subsidiaries that is Incurred to finance the acquisition or lease after the date of this Indenture of newly acquired or leased furniture, fixtures or equipment (“FF&E”) used directly in the operation of a Gaming Facility of MTR and secured by a Lien on such FF&E in an amount not to exceed 100% of the cost of the FF&E so purchased or leased.

“Permitted Investment” means an Investment by MTR or any of its Restricted Subsidiaries in:

(i)            a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

(ii)           another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, MTR or any of its Restricted Subsidiaries; provided, however, that such Person’s primary business is a Related Business;

(iii)          Temporary Cash Investments;

(iv)          receivables owing to MTR or any of its Restricted Subsidiaries, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, including, without limitation, credit extended to customers; provided, however, that such trade terms may include such concessionary trade terms as MTR or any such Restricted Subsidiary deems reasonable under the circumstances;

(v)           payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(vi)          loans or advances to employees made in the ordinary course of business consistent with past practices of MTR or such Restricted Subsidiary, as the case may be;

(vii)         stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to MTR or any of its Restricted Subsidiaries or in satisfaction of judgments;

(viii)        any Investment required by a Gaming Authority or made in lieu of payment of a tax or in consideration of a reduction in tax;

(ix)           any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date or an Investment consisting of any extension, modification or renewal of any Investment existing on the Issue Date so long as such extension, modification or renewal does not increase the Investment as in effect at the Issue Date;

(x)            non-cash consideration received pursuant to clause (ii) of Section 4.10(a);

(xi)           any guarantee of Indebtedness permitted to be Incurred pursuant to Section 4.09;

(xii)          Investments by MTR or any of its Restricted Subsidiaries in an amount not to exceed $10.0 million since the Issue Date; provided that the consideration given by MTR or such Restricted Subsidiary for such Investments consist solely of Non-Core Land (or the proceeds of a sale of such Non-Core Land); and

(xiii)         other Investments having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (xiii) since the Issue Date, not to exceed $15.0 million.

“Permitted Liens” means, with respect to any Person:

(i)            (a) Liens securing Indebtedness and other obligations under the New Credit Agreement Incurred pursuant to clause (ii) of Section 4.09(b); provided that such Liens (i) may be senior to the Liens securing the Notes and (ii) are subject to the Intercreditor Agreement and (b) Liens securing Indebtedness and other obligations under any other Credit Facility of MTR or any Guarantor Incurred pursuant to clause (iii) of Section 4.09(b); provided that such Liens (i) are pari passu or junior to the Liens securing the Notes and (ii) are subject to the Intercreditor Agreement;

(ii)           Liens created for the benefit of (or to secure) the Notes (including any Notes issued pursuant to a PIK Payment) or the Note Guarantee (but not any Additional Notes);

(iii)          Liens for taxes, assessments or governmental charges or levies (including Liens in favor of a Gaming Authority) if the same shall not at the time be delinquent for a period of more than 30 days or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings; provided appropriate reserves required pursuant to GAAP have been made in respect thereof and, in the case of the Collateral, such proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

(iv)          Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens and other similar Liens, that secure payment of obligations arising in the ordinary course of business; provided appropriate reserves required pursuant to GAAP have been made in respect thereof and, in the case of the Collateral, such proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

(v)           Pledges or deposits in favor of issuers of performance bonds and surety bonds obtained in the ordinary course of business;

(vi)          other Liens incidental to the conduct of its business or the ownership of its Properties which were not created in connection with the Incurrence of Indebtedness or the obtaining of advances or credit and which do not in the aggregate materially detract from the value of its Properties or materially impair the use thereof in the operation of its business, including without limitation, leases, subleases, licenses and sublicenses and Liens imposed pursuant to the Paid-Up Oil and Gas Leases;

(vii)         Liens arising from UCC financing statements regarding operating leases;

(viii)        pledges or deposits under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure tax, public or statutory obligations of such Person, or deposits for the payment of rent, or deposits to secure liability to insurance carriers, in each case Incurred in the ordinary course of business;

(ix)           survey exceptions, easements, encroachments, subdivisions or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially impair their use in the operation of the business of such Person;

(x)            Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;

(xi)           Liens on cash, Temporary Cash Investments or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;

(xii)          Liens existing on the Issue Date (other than Liens securing Indebtedness);

(xiii)         Liens securing obligations to the Trustee pursuant to Section 7.07;

(xiv)        Liens (including extensions and renewals thereof) upon real or tangible personal property acquired by that Person after the date of this Indenture; provided that (a) any such Lien is created solely for the purpose of securing Indebtedness representing, or Incurred to finance, refinance or refund, all costs (including the cost of construction, installation or improvement) of the item of Property subject thereto, (b) the principal amount of the Indebtedness secured by that Lien does not exceed 100% of that cost, (c) that Lien does not extend to or cover any other Property other than that item of Property and any improvements on that item, (d) the Incurrence of that Indebtedness is permitted pursuant to Section 4.09 and (e) the aggregate amount of Indebtedness Incurred and securing all Liens permitted by this clause (xiv) shall not exceed 2.5% of Consolidated Net Tangible Assets;

(xv)         Liens encumbering customary initial deposits and margin accounts, and other Liens Incurred in the ordinary course of business and which are within the general parameters customary in the gaming industry;

(xvi)        Liens encumbering deposits made to secure obligations arising from statutory or regulatory requirements of that Person or its Subsidiaries;

(xvii)       Liens on cash collateral required to be deposited pursuant to the terms of the Credit Facility to secure the funding obligations of any defaulting lender, including cash collateral deposited with respect to any unreimbursed drawing under a letter of credit;

(xviii)      any interest or title of a lessor in the Property subject to any Capital Lease Obligation or purchase money Indebtedness which, in each case, is permitted to be Incurred under this Indenture pursuant to Section 4.09; provided that such Liens (i) are pari passu or junior to the Liens securing the Notes, (ii) are subject to the Intercreditor Agreement and (iii) do not extend to or cover any other Property other than that item of Property and any improvements on that item;

(xix)         Liens arising out of conditional, sale, title, retention, consignment or similar arrangements for the sale of goods entered into by that Person or any of its Subsidiaries in the ordinary course of business;

(xx)          Liens for judgments or orders not giving rise to an Event of Default and deposits to secure surety or appeal bonds;

(xxi)         Liens on Property acquired by such Person (including an indirect acquisition of Property by way of a merger of a Person with or into such Person or the acquisition of a Person); provided that such Liens were in existence prior to the contemplation of such acquisition, merger or consolidation, and were not created in connection therewith or in anticipation thereof, and provided further, that such Liens do not extend to any additional Property or assets of such Person;

(xxii)        pledges or deposits made by such Person in connection with any letter of intent or purchase agreement;

(xxiii)       Liens securing Indebtedness permitted to be incurred pursuant to clause (x) of Section 4.09(b); provided that with respect to Indebtedness that is not outstanding under Permitted FF&E Financings, such Liens are (i) pari passu or junior with the Liens securing the Notes and (ii) subject to the terms of the Intercreditor Agreement; provided further that with respect to Indebtedness that is outstanding under Permitted FF&E Financings, such Liens do not extend to or cover any other Property other than that item of Property and any improvements on that item;

(xxiv)       Liens securing Permitted Refinancing Indebtedness permitted to be Incurred pursuant to Section 4.09; provided that such Liens extend only to the Property or assets of such Person encumbered by the refinanced Indebtedness unless the Incurrence of such Liens is otherwise permitted under this Indenture;

(xxv)        Liens securing Indebtedness permitted by the terms of this Indenture to be outstanding not to exceed the greater of $10.0 million and 2.5% of MTR’s Consolidated Tangible Net Assets; provided that such Liens are (i) pari passu or junior with the Liens securing the Notes and (ii) subject to the terms of the Intercreditor Agreement; and

(xxvi)       any interest or title of a lessor in the Property subject to any Permitted FF&E Financing which is permitted to be Incurred under this Indenture pursuant to clause (vii) of Section 4.09(b); provided that such Liens do not extend to or cover any other Property other than that item of Property and any improvements on that item.

“Permitted Refinancing Indebtedness” means any renewals, repurchases, redemptions, extensions, substitutions, refinancings or replacements of any Indebtedness of the Issuer or any of its Restricted Subsidiaries, including any successive extensions, renewals, substitutions, refinancings or replacements (and including refinancings by the Issuer of Indebtedness of a Restricted Subsidiary) to the extent that:  (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, extended, substituted, refinanced or replaced (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, Incurred in connection therewith); (ii) other than in connection with a refinancing of the Notes (including any redemption or repurchase) that is financed with Indebtedness under a Credit Facility (other than any capital markets Indebtedness), the Weighted Average Life to Maturity and Stated Maturity is not shortened, and (iii) the new Indebtedness shall not be senior in right of payment to the Indebtedness that is being extended, renewed, substituted, refinanced or replaced; provided, however, that Permitted Refinancing Indebtedness shall not include Indebtedness of the Issuer or any Subsidiary that refinances Indebtedness of a Subsidiary that is not a Guarantor.

“Person” means any individual, corporation, company (including limited liability company), partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Stock” means any Capital Stock of a Person, however designated, which entitles the Holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the Holders of other Capital Stock issued by such Person.

“Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, Capital Stock in any other Person.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Non-Recourse Debt” means Indebtedness:

(i)            as to which neither the Issuer nor any Restricted Subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), or (b) is directly or indirectly liable as a guarantor or otherwise;

(ii)           no default with respect to which (including any rights that the Holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any Indebtedness of the Issuer or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(iii)          as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Issuer or any of its Restricted Subsidiaries.

“Real Property” means, collectively, all right, title and interests (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or otherwise held or operated by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all buildings, structures, parking areas and improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Reference Period” means the period of four consecutive fiscal quarters ending with the last full fiscal quarter immediately preceding the date of a proposed Incurrence, Restricted Payment or other transaction for which financial statements are available.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, by and among MTR and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements between the Issuer and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Issuer to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A bearing a Global Note Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903.

“Related Business” means the business conducted (or proposed to be conducted) by MTR and its Subsidiaries in connection with any Gaming Facility and any and all reasonably related businesses necessary for, in support, furtherance or anticipation of and/or ancillary to or in preparation for, such business including, without limitation, the development, expansion or operation of any Gaming Facility (including any land-based, dockside, riverboat or other type of casino), owned, or to be owned, leased or managed by MTR or one of its Subsidiaries.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Restricted Security Legend.

“Restricted Global Note” means a Global Note bearing the Restricted Security Legend.

“Restricted Notes” means a Restricted Global Note or a Restricted Definitive Note.

“Restricted Payment” means:

(i)            any dividend or distribution (whether made in cash, Property or securities) declared or paid on or with respect to any shares of Capital Stock of MTR except for such dividends or distributions payable solely in Capital Stock of MTR (other than Disqualified Stock of MTR);

(ii)           a payment made by MTR or any of its Restricted Subsidiaries (other than to MTR or one of its Restricted Subsidiaries) to purchase, redeem, acquire or retire any Capital Stock of MTR or Capital Stock of any Affiliate of MTR or any warrants, rights or options to directly or indirectly purchase or acquire any such Capital Stock or any securities exchangeable for or convertible into any such Capital Stock;

(iii)          a payment made by MTR or any of its Restricted Subsidiaries after the Issue Date to redeem, repurchase, defease or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment (other than the purchase, repurchase, or other acquisition of any Indebtedness subordinate in right of payment to the Notes or any Note Guarantee purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition), Indebtedness of the Issuer or any Guarantor which is subordinate in right of payment to the Notes or any Note Guarantee; or

(iv)          any Investment (other than a Permitted Investment) in any Person.

“Restricted Security Legend” means the Legend set forth in Exhibit B under the caption “Form of Restricted Securities Legend,” which is required to be placed on all Restricted Notes issued under this Indenture.

“Restricted Subsidiary” means, with respect to any Person, any Subsidiary of such Person that (a) has not been designated by the Board of Directors of such Person as an Unrestricted Subsidiary, or (b) was an Unrestricted Subsidiary but has been redesignated by the Board of Directors of such Person as a Restricted Subsidiary, in each case as provided under the definition of Unrestricted Subsidiary and in Section 4.19; provided, however, that no Subsidiary shall become a Restricted Subsidiary unless, immediately after giving pro forma effect to such designation, the Issuer would be able to Incur at least $1.00 of additional Indebtedness pursuant to Section 4.09(a).

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Group, a division of the McGraw-Hill Companies, Inc.

“Sale/Leaseback Transaction” means, with respect to any Person, any direct or indirect arrangement pursuant to which Property is sold or transferred by such Person or a Restricted Subsidiary of such Person and within six months thereafter is leased back from the purchaser or transferee thereof by such Person or one of its Restricted Subsidiaries.

“Second Lien Obligations” means Obligations with respect to Indebtedness permitted to be incurred pursuant to Sections 4.09 and 4.12 and under the Credit Facility which is by its terms intended to be secured on a pari passu basis with the Liens securing the Notes; provided such Lien is permitted to be incurred under this Indenture and the Credit Facility.

“Secured Debt Documents” means the New Credit Agreement, this Indenture and any other agreement governing Indebtedness secured by a Lien on the Collateral.

“SEC” means the Securities and Exchange Commission.

“Secured Parties” means the Holders, the Trustee, the Collateral Agent and any other Person that holds Second Lien Obligations.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means a security agreement covering substantially all existing and future personal property of the Issuer and the Guarantors (other than Excluded Property).

“Security Documents” means the Mortgage and the Security Agreement, collectively and all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the Issuer or any Guarantor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Agent, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the provisions of the Intercreditor Agreement.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which a payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the Holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Subsidiary” of any Person means any corporation, association, partnership, limited liability company or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by: (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

“Temporary Cash Investments” means any of the following:

(i)            Investments in U.S. Government Obligations maturing within 90 days of the date of acquisition thereof;

(ii)           Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 90 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America or any state thereof having capital, surplus and undivided profits aggregating in excess of $500,000,000 and whose long-term debt is rated “A-3” or higher, “A-” or higher or “A-” or higher according to Moody’s, S&P or Fitch Credit Rating Co. (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act)), respectively;

(iii)          repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above;

(iv)          Investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than MTR or an Affiliate of MTR) organized and in existence under the laws of the United States of America with a rating at the time as of which any Investment therein is made of “P-1” (or higher) according to Moody’s, “A-1” (or higher) according to S&P or “A-1” (or higher) according to Fitch Credit Rating Co. (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act)); and

(v)           investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (i) through (iv) above.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

“Track Business Contingent Earnout Payment” has the meaning ascribed thereto in the Agreement and Plan of Merger entered into as of December 23, 2002, by and among the Issuer, Racing Acquisition, Inc., an Ohio corporation and wholly-owned subsidiary of the Issuer, and Scioto Downs, Inc., an Ohio corporation, as such agreement is in effect on the Issue Date without giving effect to any amendment, supplement or modification thereof.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two (2) Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to August 1, 2015; provided, however, that if the period from the redemption date to August 1, 2015 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Restricted Security Legend.

“Unrestricted Global Note” means one or more permanent Global Notes that do not bear and are not required to bear the Restricted Security Legend.

“Unrestricted Subsidiary” means (i) any Subsidiary of MTR which at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of MTR) and (ii) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the Issuer’s option.

“U.S. Person” means a U.S. person as defined in Rule 902(o) under the Securities Act.

“Voting Stock” means securities of any class or classes of a Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for corporate directors (or Persons performing equivalent functions).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(ii) the then outstanding principal amount of such Indebtedness.

Section 1.02.                         Other Definitions.

Term	Defined in Section
“Additional Lien”	4.12
“Affiliate Transaction”	4.11
“Authentication Order”	2.02
“Cash Interest”	Exhibit A
“Change of Control Offer”	4.14
“Change of Control Payment”	4.14
“Change of Control Payment Date”	4.14
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01
“Excess Cash Flow Offer”	4.22
“Excess Cash Flow Offer Trigger Date”	4.22
“Excess Proceeds”	4.10
“Funding Guarantor”	10.03
“Guarantor Obligations”	10.01
“Investment Company Act”	4.15
“Legal Defeasance”	8.02
“Ohio License”	4.21
“Paying Agent”	2.03
“Permitted Indebtedness”	4.09
“PIK Interest”	Exhibit A
“PIK Note”	2.01
“PIK Payment”	2.01
“Prepayment Offer”	4.10
“Redemption Provision Default”	6.12
“Redemption Date”	3.07
“Registrar”	2.03
“Scioto Downs Offer”	4.21
“Successor”	5.01

Section 1.03.                         Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Note Guarantees means the Issuer and the Guarantors, respectively, and any successor obligor upon the Notes and the Notes Guarantees, respectively.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04.                         Rules of Construction.

Unless the context otherwise requires:

(a)           a term has the meaning assigned to it;

(b)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)           “or” is not exclusive;

(d)           words in the singular include the plural, and in the plural include the singular;

(e)           provisions apply to successive events and transactions;

(f)            references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time; and

(g)           unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness.

ARTICLE 2.
THE NOTES

Section 2.01.                        Form and Dating.

(a)           General.  The Notes and the Trustee’s Certificate of Authentication shall be substantially in the form of Exhibit A.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.  Each Note shall be dated the date of its authentication.  On any Interest Payment Date on which the Issuer pays PIK Interest (a “PIK Payment”) with respect to a Global Note, the Trustee shall increase the principal amount of such Global Note by an amount equal to the interest payable, rounded down to the nearest whole dollar, for the relevant interest period on the principal amount of such Global Note as of the relevant record date for such Interest Payment Date, to the credit of the Holders on such record date and an adjustment shall be made on the books and records of the Trustee with respect to such Global Note to reflect such increase.  On any Interest Payment Date on which the Issuer makes a PIK Payment by issuing Definitive Notes (a “PIK Note”), the principal amount of any such PIK Note issued to any Holder, for the relevant interest period as of the relevant record date for such Interest Payment Date, shall be rounded down to the nearest whole dollar.  Subject to the issuance of PIK Notes as described in this Section 2.01, the Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000 (or if a PIK Payment has been made, in minimum denominations of $1.00 and any integral multiple of $1.00 in excess thereof).  PIK Payments will be made in PIK Note denominations of $1.00 and any integral multiple of $1.00 in excess thereof.

(b)           Global Notes.  Global Notes shall be registered in the name of the Depositary and deposited with the Trustee, as custodian for the Depositary, duly executed by the Issuer and authenticated by the Trustee (or an authenticating agent appointed by the Trustee in accordance with Section 2.02) as hereinafter provided, for credit to the respective accounts of owners of beneficial interests in such Global Note or to such other accounts as they may direct.  Each Global Note shall contain the Global Note Legend and shall contain a “Schedule of Principal Amount” in the form set forth under such heading on Exhibit B hereto.  Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06.  The aggregate principal amount of the Regulation S Global Note and increases or decreases thereto shall also be recorded in the Note Register, as hereinafter provided.

(c)           144A Notes.  Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more Global Notes bearing the Legends set forth on Exhibit B hereto under the headings “Form of Global Note Legend” and “Form of Restricted Security Legend.”

(d)           Regulation S Global Note.  Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more temporary Global Notes bearing the Legends set forth on Exhibit B hereto under the headings “Form of Global Note Legend” and “Form of Restricted Security Legend.”

(e)           Definitive Notes.  Except as set forth in Section 2.06(a), Definitive Notes will not be issued.  Notes issued in definitive form shall not contain the Global Note Legend, Restricted Security Legend or a “Schedule of Principal Amount.”

(f)            Indenture Governs in the Case of Inconsistency.  The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

Section 2.02.                         Execution and Authentication.

At least one Officer shall sign the Notes for the Issuer by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual signature of the Trustee.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will, upon receipt of a written order of the Issuer signed by an Officer (an “Authentication Order”), authenticate and deliver:  (i) on the date hereof, an aggregate principal amount of $565.0 million 11.50% Senior Secured Second Lien Notes due 2019 and (ii) Additional Notes issued in compliance with Section 2.14 for an original issue in an aggregate principal amount specified in the written order of the Issuer pursuant to this Section 2.02 and (iii) Exchange Notes for issue only in an Exchange Offer pursuant to a Registration Rights Agreement, for a like principal amount of Notes.  Such Authentication Order shall specify the amount of each of the Notes to be authenticated (including whether such Notes shall be payable in PIK Notes or an increase to the principal amount of any Global Security as a result of a PIK Payment) and the date on which the original issue of such Notes is to be authenticated.  The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes, respectively, authorized for issuance by the Issuer, pursuant to one or more Authentication Orders, except as provided in Section 2.07.

The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.

Section 2.03.                         Registrar and Paying Agent.

MTR shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”).  The Registrar shall keep a register of the Notes and of their transfer and exchange.  MTR may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Issuer may change any Paying Agent or Registrar without notice to any Holder.  The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

The Issuer initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04.                         Paying Agent to Hold Money in Trust.

The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, Cash Interest or Additional Interest, if any, on the

Notes, and will notify the Trustee of any default by the Issuer in making any such payment.  The Trustee and any Paying Agent (other than the Issuer) may assume that no Additional Interest is payable unless it has received written notice from the Issuer or a Holder that Additional Interest is due and payable.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent.  Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary) shall have no further liability for the money.  If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05.                         Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a).  If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least five (5) Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of the Notes and the Issuer shall otherwise comply with TIA § 312(a).

Section 2.06.                         Transfer and Exchange.

(a)           Transfer and Exchange of Global Notes.  A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Notes will be exchanged by the Issuer for Definitive Notes if (i) the Issuer delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 120 days after the date of such notice from the Depositary or (ii) there has occurred and is continuing an Event of Default with respect to the Notes and the Trustee has received a request from the Depositary to issue Definitive Notes in exchange for the Global Note.  Upon the occurrence of any of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Holder of the Global Note and the Depositary shall instruct the Trustee.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10.  Except as described in the two preceding sentences, every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f).

(b)           Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)            Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Restricted Security Legend.  Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii)           All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above.  Upon consummation of an Exchange Offer by the Issuer in accordance with Section 2.06(f), the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h).

(iii)          Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

(A)          if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit E hereto, including the certifications in item (1) thereof; and

(B)           if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit F hereto, including the certifications in item (2) thereof.

(iv)          Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

(A)          such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(B)           such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)           such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)          the Registrar receives the following:

(1)           if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit F hereto, including the certifications in item (1)(a) thereof; or

(2)           if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit E hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Issuer so requests or if the Applicable Procedures so require, an opinion of counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Security Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when the applicable Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)           Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i)            Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)          if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit F hereto, including the certifications in item (2)(a) thereof;

(B)           if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit E hereto, including the certifications in item (1) thereof;

(C)           if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit E hereto, including the certifications in item (2) thereof;

(D)          if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit E hereto, including the certifications in item (3)(a) thereof;

(E)           if such beneficial interest is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit E hereto, including the certifications in item (3)(b) thereof; or

(F)           if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit E hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Restricted Security Legend and shall be subject to all restrictions on transfer contained therein.

(ii)           Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A)          such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(B)           such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)           such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)          the Registrar receives the following:

(1)         if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit F hereto, including the certifications in item (1)(b) thereof; or

(2)         if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit E hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Issuer so requests or if the Applicable Procedures so require, an opinion of counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Security Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)          Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Restricted Security Legend.

(d)           Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i)            Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)          if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit F hereto, including the certifications in item (2)(b) thereof;

(B)           if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit E hereto, including the certifications in item (1) thereof;

(C)           if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit E hereto, including the certifications in item (2) thereof;

(D)          if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit E hereto, including the certifications in item (3)(a) thereof;

(E)           if such Restricted Definitive Note is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit E hereto, including the certifications in item (3)(b) thereof; or

(F)           if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit E hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the appropriate 144A Global Note, and in the case of clause (C) above, the appropriate Regulation S Global Note.

(ii)           Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A)          such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(B)           such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)           such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)          the Registrar receives the following:

(1)         if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit F hereto, including the certifications in item (1)(c) thereof; or

(2)         if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit E hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Issuer so requests or if the Applicable Procedures so require, an opinion of counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Security Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the applicable Unrestricted Global Note.

(iii)          Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of the applicable Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above at a time when the applicable Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)           Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(i)            Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)          if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit E hereto, including the certifications in item (1) thereof;

(B)           if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit E hereto, including the certifications in item (2) thereof; and

(C)           if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit E hereto, including the certifications required by item (3) thereof, if applicable.

(ii)           Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A)          such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(B)           any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)           any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)          the Registrar receives the following:

(1)           if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit F hereto, including the certifications in item (1)(d) thereof; or

(2)           if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit E hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Issuer so requests, an opinion of counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Security Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)          Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)            Exchange Offer.  Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (x) they are not Broker-Dealers (except as otherwise contemplated by and in accordance with the Registration Rights Agreement), (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Issuer, and accepted for exchange in the Exchange Offer.  Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly.

(g)           Legends.  As applicable, the Legends set forth in Exhibit B hereto shall appear on the face of all Restricted Global Notes and Restricted Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.  Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(iv), (c)(ii), (c)(iii),

(d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Restricted Security Legend.

(h)           Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i)            General Provisions Relating to Transfers and Exchanges.

(i)            To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Issuer’s order or at the Registrar’s request.

(ii)           No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.10, 4.14 and 9.05).

(iii)          The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv)          All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid and legally binding obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v)           Neither the Registrar nor the Issuer shall be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(vi)          Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(vii)         The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02.

(viii)        All certifications, certificates and opinions of counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07.                         Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Issuer and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, in the absence of notice to the Issuer or the Trustee that the Note has been acquired by a bona fide purchaser, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met.  If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee to protect the Trustee and in the judgment of the Issuer to protect the Issuer, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Issuer may charge a Holder for its expenses in replacing a Note.

Every replacement Note is an additional obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08.                         Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding.  Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note; however, Notes held by the Issuer or a Subsidiary of the Issuer shall not be deemed to be outstanding for purposes of Section 3.07(b).

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09.                         Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, any Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any Guarantor, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

Section 2.10.                         Temporary Notes.

Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes.  Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11.                         Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such canceled Notes in its customary manner (consistent with all applicable legal requirements).  Certification of the disposition of all canceled Notes shall be delivered to the Issuer.  The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12.                         Defaulted Interest.

If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01.  The Issuer shall promptly notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment.  The Issuer shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest.  At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13.                         CUSIP, ISIN and Other Numbers.

The Issuer in issuing the Notes may use “CUSIP”, “ISIN” or other such numbers (if then generally in use) and, if it does so, the Trustee shall use the CUSIP, ISIN or other such numbers in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or other such numbers printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes and any such redemption or exchange shall not be affected by any defect in or omission of such numbers.  The Issuer will promptly notify the Trustee of any change in the CUSIP numbers.

Section 2.14.                         Issuance of Additional Notes.

The Issuer shall be entitled, from time to time, subject to its compliance with Section 4.09, without the consent of any Holder, to issue Additional Notes under this Indenture with identical terms as the Notes issued on the Issue Date other than with respect to (i) the date of issuance, (ii) the issue price, (iii) the amount of interest payable on the first interest payment date, (iv) Additional Notes that are Restricted Notes may contain mandatory or optional redemption provisions that apply only to such

Additional Notes and that are agreed to by the Issuer and the purchasers of such Additional Notes; provided, that all such redemption rights and obligations expire on or before the filing of a registration statement with respect to the Exchange Offer relating to any such Additional Notes, and (vi) any changes necessary to conform to and ensure compliance with the Securities Act (or other applicable securities laws).  Any redemption provisions applicable only to Additional Notes as contemplated by the preceding sentence shall expressly provide that prior to any Exchange Offer relating to such Notes, all such redemption provisions shall be of no further force or effect, and shall not be deemed to be part of such Additional Notes.  The Initial Notes issued on the Closing Date, any Additional Notes and all Exchange Notes issued in exchange therefor shall be treated as a single class for all purposes under this Indenture, except redemption provisions.

In connection with any issuance of Additional Notes contemplated by this Section 2.14, the Issuer shall execute and deliver to the Trustee a supplemental indenture, in form and substance reasonably satisfactory to the Trustee,  stating that such issuance of Additional Notes contemplated by this Section 2.14 and such supplemental indenture in respect thereto complies with this Section 2.14 and that all conditions precedent herein provided for relating to such issuance have been complied with and that such supplemental indenture constitutes the legal, valid and binding obligation of the successor entity, subject to the customary exceptions.  Such supplemental indenture shall also contain the following information:

(a)           the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(b)           the issue price, the issue date and the CUSIP or ISIN number of such Additional Notes; provided, however, that no Additional Notes may be issued at a price that would cause such Additional Notes to have “original issue discount” within the meaning of Section 1273 of the Internal Revenue Code of 1986, as amended;

(c)           whether such Additional Notes shall be Restricted Notes or shall be issued in the form of Exchange Notes; and

(d)           whether such Additional Notes shall include mandatory or optional redemption provisions pursuant to clause (iv) of the first sentence of the preceding paragraph and the terms of any such redemption provisions.

ARTICLE 3.
REDEMPTION AND PREPAYMENT

Section 3.01.                         Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 or redemption provisions applicable only to Additional Notes in accordance with Section 2.14, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth (i) the clause of this Indenture, and, if applicable, the Additional Notes, pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed, and (iv) the redemption price for the Notes.

Section 3.02.                         Selection of Notes to Be Redeemed.

If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders that are subject to such redemption or purchase on a pro rata basis, by lot or by such other method determined by the Trustee in its discretion, unless otherwise required by law or applicable stock exchange requirements provided that as long as DTC serves as Depository for the Global Notes, any redemption shall comply with DTC’s procedural requirements.

The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed.  Notes and portions of Notes selected shall be in amounts of $2,000 or whole multiples of $1,000 thereof (or if a PIK Payment has been made, in minimum denominations of $1.00 and any integral multiple of $1.00 in excess thereof); except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of such class of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03.                         Notice of Redemption.

Subject to the provisions of Section 4.10, at least 30 days but not more than 60 days before a redemption date, the Issuer shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

The notice shall identify the Notes (including CUSIP Numbers) to be redeemed and shall state:

(a)           the redemption date;

(b)           the redemption price for the Notes;

(c)           if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes of the same class and in principal amount equal to the unredeemed portion (so long as such amount is in a denomination of $2,000 or integral multiples of $1,000 in excess of $2,000 (or if a PIK Payment has been made, in minimum denominations of $1.00 and any integral multiple of $1.00 in excess thereof)) shall be issued upon cancellation of the original Note;

(d)           the name and address of the Paying Agent;

(e)           that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f)            that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(g)           the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(h)           that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and

(i)            any conditions to such redemption.

At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at its expense; provided, however, that the Issuer shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice and providing a form setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04.                         Effect of Notice of Redemption.

Any notice of redemption may be conditional.

Section 3.05.                         Deposit of Redemption Price.

On the redemption date, the Issuer shall deposit with the Trustee or with the Paying Agent not later than 10:00 a.m., Eastern time, money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date.  The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption.  If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date.  If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

Section 3.06.                         Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Issuer shall issue and, upon the Issuer’s written request, the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note of the same class and equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07.                         Optional Redemption.

(a)           Except as set forth in clauses (b), (c), and (d) of this Section 3.07 or in any Additional Notes that contain optional redemption provisions in accordance with Section 2.14, the Issuer shall not have the option to redeem the Notes pursuant to this Section 3.07 prior to August 1, 2015.

On or after August 1, 2015, the Issuer shall have the option to redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of the principal amount) set forth below plus accrued and unpaid interest and Additional Interest if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on August 1 of the years indicated below:

Year	Percentage
2015	106.000%
2016	103.000%
2017 and thereafter	100.000%

(b)           Notwithstanding the provisions of clause (a) of this Section 3.07, at any time prior to August 1, 2014, the Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes at a redemption price of 111.50% of the principal amount, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date, with the Net Cash Proceeds of one or more Equity Offerings; provided that (i) at least 65% of the aggregate principal amount of such class of Notes originally issued remain outstanding immediately after the occurrence of such redemption (excluding any such Notes held by MTR and its Subsidiaries); and (ii) the redemption occurs within 90 days of the date of the closing of such Equity Offering.

(c)           Notwithstanding the provisions of clause (a) of this Section 3.07, at any time prior to August 1, 2015, the Issuer may redeem all or a part of such Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of the date of redemption, and accrued and unpaid interest and Additional Interest, if any, to the date of redemption (the “Redemption Date”), subject to the rights of Holders of Notes on any relevant record date to receive interest due on the relevant interest payment date

(d)           Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06.

Section 3.08.                         Mandatory Redemption.

The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes other than for any Additional Notes that contain mandatory redemption provisions in accordance with Section 2.14.

Section 3.09.                         Mandatory Disposition or Redemption Pursuant to Gaming Laws.

If a Holder or beneficial owner of a Note is required to be licensed, qualified or found suitable under applicable Gaming Laws and is not so licensed, qualified or found suitable within any time period specified by the applicable Gaming Authority, the Holder shall be obligated, at the request of the Issuer, to dispose of such Holder’s Notes within a time period prescribed by the Issuer or such other time period prescribed by such Gaming Authority (in which event the Issuer’s obligation to pay any interest after the receipt of such notice shall be limited as provided in such Gaming Laws). Thereafter, the Issuer shall have the right to redeem, on the date fixed by the Issuer for the redemption of such Notes, such Holder’s Notes at a redemption price equal to the lesser of (i) the lowest closing sale price of the Notes on any trading day during the 120-day period ending on the date upon which the Issuer shall have received notice from a Gaming Authority of such Holder’s disqualification or (ii) the price at which such Holder or beneficial owner acquired such Notes, unless a different redemption price is required by such Gaming Authority, in which event such required price shall be the redemption price.  The Issuer is not required to pay or reimburse any Holder or beneficial owner of a Note for the costs of licensure, qualification or finding of suitability or investigation for such licensure, qualification or finding of suitability. Any Holder or beneficial owner of a Note required to be licensed, qualified or found suitable under applicable Gaming Laws must pay all investigative fees and costs of the Gaming Authorities in connection with such licensure, qualification, finding of suitability or application therefor.

ARTICLE 4.
COVENANTS

Section 4.01.                         Payment of Notes.

The Issuer shall pay or cause to be paid the principal of, premium, if any, interest (including PIK Interest to the extent permitted) and Additional Interest payable pursuant to Section 6.14, if any, on the Notes on the dates and in the manner provided in the Notes.  Principal, premium, if any, interest and Additional Interest payable pursuant to Section 6.14, if any, shall be considered paid on the date due if the

Paying Agent, if other than the Issuer or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all such amounts.  The Issuer shall pay all Additional Interest payable pursuant to the Registration Rights Agreement, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

The Issuer shall pay interest on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

Section 4.02.                         Maintenance of Office or Agency.

The Issuer shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served.  The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.  The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby designates the office of the Trustee at Wilmington Trust, National Association, 50 South Sixth Street, Suite 1290, Minneapolis, Minnesota 55402 as one such office or agency of the Issuer in accordance with Section 2.03.

Section 4.03.                         Reports.

(a)           Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, MTR shall furnish to the Holders (with a copy to the Trustee and each Agent in accordance with Section 13.02), or file electronically with the SEC through the SEC’s Electronic Data Gathering, Analysis and Retrieval System (or any successor system), within the time periods specified in the SEC’s rules and regulations: (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if MTR was required to file such forms, including a “Management’s discussion and analysis of financial condition and results of operations” and, with respect to the annual information only, a report thereon by MTR’s certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if MTR was required to file such reports.

(b)           In addition, whether or not required by the SEC, MTR will file a copy of all of the information and reports referred to in clauses (i) and (ii) of Section 4.03(a) with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing) and make such information available to prospective investors. In addition, MTR and the Guarantors, for so long as any Notes remain outstanding, will furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(c)           If MTR has designated any of its Subsidiaries as Unrestricted Subsidiaries, then, to the extent required pursuant to the rules and regulations of the SEC, the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s discussion and analysis of financial condition and results of operations,” of the financial condition and results of operations of MTR and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of MTR.

(d)           MTR will also hold quarterly conference calls for the Holders of the Notes to discuss financial information for the previous quarter. The conference call will be following the last day of each fiscal quarter of MTR and not later than ten (10) Business Days from the time that the Issuer distribute the financial information as set forth in clauses (i) and (ii) of Section 4.03(a). No fewer than two (2) Business Days prior to the conference call, MTR shall issue a press release announcing the time and date of such conference call and providing instructions for Holders, securities analysts and prospective investors to obtain access to such call. For the avoidance of doubt, MTR may satisfy the requirements of this Section 4.03(d) by combining the conference calls required above with the earnings conference calls that are held on a quarterly basis with stockholders.

Section 4.04.                         Compliance Certificate.

(a)           The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Issuer and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuer has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Issuer has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuer is taking or proposes to take with respect thereto.

(b)           The Issuer shall, so long as any of the Notes are outstanding, deliver to the Trustee, not more than 30 days after any Officer becomes aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto.

Section 4.05.                         Stay and Extension Laws.

The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.06.                         Restricted Payments.

(a)           The Issuer shall not make, and shall not permit any of its Restricted Subsidiaries to make, any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment:

(i)            a Default or an Event of Default shall have occurred and be continuing;

(ii)           The Issuer could not Incur at least $1.00 of additional Indebtedness pursuant to Section 4.09(a); and

(iii)          the aggregate amount of such Restricted Payment and all other Restricted Payments made from and after the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value) would exceed an amount equal, without duplication, to the sum of:

(A)          50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from April 1, 2011 to the end of the most recent fiscal quarter ended immediately prior to the date of such Restricted Payment (or, in the case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);

(B)           the aggregate proceeds received by MTR from the issue or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale (i) to a Subsidiary of MTR or an employee stock ownership plan or other trust established by MTR or any of its Subsidiaries or (ii) pursuant to clause (iii) or (iv) of Section 4.06(b);

(C)           the amount by which Indebtedness of the Issuer or any of its Restricted Subsidiaries is reduced on MTR’s balance sheet upon the conversion or exchange (other than an issuance or sale to a Subsidiary of MTR (including an employee stock ownership plan or other trust established by MTR or any of its Subsidiaries)) subsequent to the Issue Date, of any Indebtedness of the Issuer or any of its Restricted Subsidiaries converted or exchanged Capital Stock (other than Disqualified Stock) of MTR (less the amount of any cash or other Property distributed by MTR or any of its Restricted Subsidiaries upon such conversion or exchange);

(D)          the amount equal to the net reduction in Investments that were treated as Restricted Payments subsequent to the Issue Date resulting from (i) payments of dividends, repayments of loans or advances or other transfers of assets to the Issuer or any of its Restricted Subsidiaries or the satisfaction or reduction (other than by means of payments by the Issuer or any of its Restricted Subsidiaries) of obligations of other Persons which have been Guaranteed by the Issuer or any of its Restricted Subsidiaries; or (ii) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries, in each case such net reduction in Investments being: (x) valued as provided in the definition of “Investment,” (y) an amount not to exceed the aggregate amount of Investments previously made by MTR or any Restricted Subsidiary which were treated as a Restricted Payment when made, and (z) included in this clause (D) only to the extent not included in the Consolidated Net Income; and

(E)           $5.0 million.

(b)           The provisions of Section 4.06(a) shall not prohibit:

(i)            the payment of any dividend within 60 days after the date of its declaration if such dividend could have been paid on the date of its declaration in compliance with the provisions of this Indenture;

(ii)           the redemption or repurchase of any Capital Stock or Indebtedness of MTR (other than any Capital Stock or Indebtedness which is held or beneficially owned by MTR) if (x) the Holder or beneficial owner of such Capital Stock or Indebtedness is required to qualify under the Gaming Laws and does not so qualify; or (y) necessary in the reasonable, good faith judgment of the Board of Directors of MTR, as evidenced by a Board Resolution, to prevent the loss or secure the reinstatement of any Gaming License;

(iii)          any purchase, redemption or other acquisition or retirement of Capital Stock of MTR made in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock (other than Disqualified Stock) of MTR;

(iv)          (A) any purchase, redemption or other acquisition or retirement of the Indebtedness of any Person or (B) any Investment, in each case made in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock (other than Disqualified Stock) of MTR;

(v)           any purchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of MTR or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee from the proceeds of a substantially concurrent Incurrence of Permitted Refinancing Indebtedness;

(vi)          cash payments in lieu of fractional shares issuable as dividends on Capital Stock of MTR or any of its Restricted Subsidiaries;

(vii)         the redemption or repurchase of any Capital Stock of MTR to the extent required by a final non-appealable order or judgment entered by a court or courts of competent jurisdiction;

(viii)        the purchase, redemption, retirement or other acquisition for value of Capital Stock in MTR held by future, current or former employees, officers, directors or shareholders of MTR or any Restricted Subsidiary (or their estates or beneficiaries under their estates) upon death, disability, retirement or termination of employment or pursuant to the terms of any agreement under which such Capital Stock was issued; provided that the aggregate cash consideration paid for such purchase, redemption, retirement or other acquisition of such Capital Stock does not exceed $2.0 million in any calendar year;

(ix)           Restricted Payments made on or after the Issue Date in aggregate amount not to exceed, together with all Restricted Payments made pursuant to this clause (ix), $30.0 million;

(x)            the making of one or more Restricted Payments using a portion of the proceeds of the Notes on or after the Issue Date as part of the transactions as described under, and not to exceed the amount set forth in, “Use of proceeds” in the Offering Memorandum;

(xi)           the repurchase of Capital Stock deemed to occur upon the exercise of stock options to the extent such Capital Stock represents a portion of the exercise price of those stock options;

(xii)          the repurchase of Capital Stock upon the vesting of restricted stock, restricted stock units or performance share units to the extent necessary to satisfy tax withholding obligations related to such vesting;

(xiii)         the repurchase, redemption or other acquisition or retirement for value of and Indebtedness of the Issuer or any Guarantor that is unsecured or is contractually subordinated to the Notes or any Note Guarantee that is required to be repurchased or redeemed pursuant to provision similar to Section 4.10 or 4.14; provided that, prior to such repurchase, a redemption or other acquisition for value, a Change of Control Offer or Prepayment Offer shall have been made and all Notes tendered by Holders in such Change of Control Offer or Prepayment Offer, as applicable, have been purchased; and

(xiv)        payment of the Track Business Contingent Earnout Payment.

(c)           The full amount of any Restricted Payments made subsequent to the Issue Date pursuant to clause (b)(i) of this Section 4.06 (but not pursuant to clauses (ii) to (xiv) of this Section 4.06) shall be included in the calculation of the aggregate amount of Restricted Payments referred to in clause (a)(iii) of this Section 4.06.

Section 4.07.                         Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any of the Restricted Subsidiaries to (i) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits; (ii) pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries; (iii) make loans or advances to the Issuer or any of its Restricted Subsidiaries; or (iv) transfer any of its Property to the Issuer or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) agreements in effect on the Issue Date and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date; (b) agreements governing other Indebtedness permitted to be incurred under Section 4.09 and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the restrictions therein are not materially more restrictive, taken as a whole, than those contained in this Indenture, the Notes and the Note Guarantees; (c) applicable law including rules, regulations or orders issued by any Gaming Authority; (d) customary nonassignment provisions in contracts, leases or licenses entered into in the ordinary course of business; (e) Permitted Refinancing Indebtedness; provided, however, that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced; (f) agreements in existence with respect to a Restricted Subsidiary at the time it is so designated; provided, however, that such agreements are not entered into in anticipation or contemplation of such designation; (g) provisions limiting the disposition or distribution of assets or Property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements, which limitation is applicable only to the assets that are the subject of such agreements; (h) Liens permitted to be incurred under Section 4.12 that limit the right of the debtor to dispose of the assets subject to such Liens; (i) purchase money obligations for Property or equipment acquired for use in the business of MTR or any of its Restricted Subsidiaries and Capital Lease Obligations that impose restrictions on the Property or equipment purchased or leased; or (j) any instrument governing Indebtedness represented by industrial revenue or development bonds issued by a municipality and guaranteed by the Issuer or any of its Restricted Subsidiaries.

Nothing contained in this Section 4.07 shall prevent the Issuer or any of its Restricted Subsidiaries from granting any Lien permitted by Section 4.12.

Section 4.08.                         Restrictions on Use of Proceeds.

Until the Issuer or one of its Restricted Subsidiaries (x) has been granted the Ohio License or (y) has deposited payment for the Scioto Downs Offer with the Paying Agent, the Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, utilize $130.0 million of the net proceeds of the Notes offered hereby and such net proceeds shall be deposited in a segregated account in which the Collateral Agent, on behalf of the Holders of the Notes, shall have a perfected first-priority security interest. Prior to the satisfaction of clause (x) above, no withdrawals shall be permitted from such segregated account except in connection with the consummation of a Scioto Downs Offer.  Upon the satisfaction of clause (x) above, the Issuer shall be permitted to utilize such $130.0 million portion of the net proceeds of the Notes offered hereby for the establishment, construction, development or operation of video lottery terminals at Scioto Downs Racetrack in Columbus, Ohio. To the extent the Issuer is required to make a Scioto Downs Offer and has satisfied clause (y) above, the Issuer shall be permitted to utilize any remaining amounts of the net proceeds of the Notes offered hereby for any purpose permitted under this Indenture.

Section 4.09.                         Limitation on Indebtedness.

(a)           The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, Incur any Indebtedness; provided, however, that the Issuer or any Guarantor may Incur Indebtedness if no Event of Default has occurred and is continuing and the Issuer’s Consolidated Fixed Charge Coverage Ratio would exceed 2.0 to 1.0 after giving effect to:

(i)            the Incurrence of such Indebtedness as if such Indebtedness was Incurred at the beginning of the Reference Period and (if applicable) the application of the net proceeds thereof to repay other Indebtedness as if the application of such proceeds occurred at the beginning of the Reference Period;

(ii)           the Incurrence and retirement of any other Indebtedness since the first day of the Reference Period as if such Indebtedness was Incurred or retired at the beginning of the Reference Period;

(iii)          the acquisition or disposition of any Property or any company or business by the Issuer or any of its Restricted Subsidiaries since the first day of the Reference Period including any acquisition or disposition which will be consummated contemporaneously with the Incurrence of such Indebtedness, as if such acquisition or disposition occurred at the beginning of the Reference Period, including, without limitation, any net reduction of lease payments in connection with any acquisition of Property;

(iv)          the exclusion of Consolidated Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, to the extent that the obligations giving rise to such Consolidated Fixed Charges will not be obligations of the Issuer or its Restricted Subsidiaries following the Calculation Date; and

(v)           the interest rate with respect to any Indebtedness that bears a floating rate of interest will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Interest Rate Agreements applicable to such Indebtedness).

(b)           Notwithstanding the foregoing limitation, the Issuer or any of its Restricted Subsidiaries, as specified below, may Incur the following Indebtedness (“Permitted Indebtedness”):

(i)            Indebtedness of the Issuer or any of its Restricted Subsidiaries outstanding on the Issue Date (including Indebtedness represented by the Notes to be issued on the date of this Indenture and of the Guarantors under the Note Guarantees, including any PIK Notes issued from time to time to pay PIK Interest in accordance with the terms of this Indenture and any exchange notes in connection therewith);

(ii)           Indebtedness of the Issuer or any Guarantor under the New Credit Agreement in an aggregate principal amount outstanding at any time not to exceed $20.0 million, reduced by the aggregate amount of all proceeds of Asset Sales applied to permanently reduce Indebtedness and commitments under any Credit Facility pursuant Section 4.10; provided that in no event shall the aggregate principal amount of Indebtedness permitted to be incurred pursuant to this clause (2), or the aggregate amount of such commitments, be required to be reduced to less than $5.0 million;

(iii)          Indebtedness of the Issuer or any Guarantor under any other Credit Facility in an aggregate principal amount not to exceed an amount that after giving effect the Incurrence of such Indebtedness as if such Indebtedness was Incurred at the beginning of the Reference Period and (if applicable) the application of the net proceeds thereof to repay other Indebtedness as if the application of such proceeds occurred at the beginning of the Reference Period, the Consolidated Secured Debt Ratio of MTR and its Restricted Subsidiaries shall be equal to or less than 4.50 to 1.00 for the Reference Period, in each case reduced by the aggregate amount of all proceeds of Asset Sales applied to permanently reduce Indebtedness and commitments under any Credit Facility pursuant to Section 4.10.

(iv)          Indebtedness of the Issuer or any of its Restricted Subsidiaries owing to and held by the Issuer or any of its Restricted Subsidiaries; provided, however, that (A) if the Issuer or any Guarantor is the obligor on such Indebtedness and the payee is not the Issuer or a Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all obligations then due with respect to the Notes, in the case of the Issuer, or the Note Guarantees, in the case of a Guarantor; and (B) any subsequent issuance or transfer of any Capital Stock or other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness except to the Issuer or a Restricted Subsidiary shall be deemed in each case to constitute the Incurrence of such Indebtedness by the Issuer thereof;

(v)           Indebtedness of the Issuer or any of its Restricted Subsidiaries under Interest Rate Agreements, provided that the obligations under such agreements are related to payment obligations on Indebtedness otherwise permitted by the terms of this Section 4.09;

(vi)          Indebtedness of the Issuer or any of its Restricted Subsidiaries in connection with one or more standby letters of credit, workmen’s compensation claims, performance and surety bonds or completion guarantees issued in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit;

(vii)         Indebtedness of the Issuer or any of its Restricted Subsidiaries outstanding under Permitted FF&E Financings which are either (a) Non-Recourse Indebtedness of the Issuer and any of its Restricted Subsidiaries; or (b) limited in amount (including all Permitted Refinancing Indebtedness Incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness Incurred pursuant to this clause (vii)(b)) to the greater of $20.0 million and 4.5% of Consolidated Net Tangible Assets;

(viii)        Permitted Refinancing Indebtedness Incurred by the Issuer or any of its Restricted Subsidiaries in respect of Indebtedness of the Issuer or any of its Restricted Subsidiaries outstanding pursuant to the provisions of Section 4.09(a) or clauses (i) or (x) or this clause (viii) of this Section 4.09(b);

(ix)           Indebtedness (including Capital Lease Obligations), Disqualified Stock and Preferred Stock Incurred or issued by the Issuer or any of its Restricted Subsidiaries, to finance the purchase, lease or improvement of property (real or personal) or equipment (other than software) that is used or useful in the business of MTR and its Restricted Subsidiaries in an aggregate principal amount at the date of such Incurrence, together with all other Indebtedness previously Incurred under this clause (ix) (and including all Permitted Refinancing Indebtedness Incurred to refinance any Indebtedness Incurred pursuant to this clause (ix)), not to exceed 2.5% of MTR’s Consolidated Net Tangible Assets; provided, however, that such Indebtedness exists at the date of such purchase or transaction or is created within 180 days thereafter;

(x)            Indebtedness of the Issuer or any of its Restricted Subsidiaries Incurred in connection with the establishment, construction, development or operation of a Gaming Facility at Scioto Downs Racetrack in Columbus, Ohio following approval of installation of video lottery terminals at such Gaming Facility by the Governor of Ohio, the passage of legislation allowing, or approval by the Ohio legislature of a budget that contemplates, the installation of video lottery terminals at such Gaming Facility, or other action, order or approval by the Governor, legislature, the Ohio Lottery Commission or any other regulatory authority of the State of Ohio that authorizes, approves or otherwise enables the operation of video lottery terminals at such Gaming Facility, in an aggregate amount not to exceed the principal amount of any Notes purchased pursuant to a Scioto Downs Offer; provided that a portion of such Indebtedness may be outstanding under Permitted FF&E Financings which are limited in amount (including all Permitted Refinancing Indebtedness Incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness Incurred pursuant to this proviso) to $50.0 million at any time outstanding;

(xi)           so long as no Event of Default has occurred and is continuing, Indebtedness of the Issuer or any of its Restricted Subsidiaries not otherwise permitted to be Incurred pursuant to the provisions of the first paragraph of this covenant or this paragraph in an aggregate amount outstanding as of the date of any Incurrence of such Indebtedness not to exceed the greater of $10.0 million and 2.5% of MTR’s Consolidated Net Tangible Assets;

(xii)          the issuance by any of the Issuer’s Restricted Subsidiaries to Issuer or to any of its Restricted Subsidiaries of shares of Preferred Stock; provided, however, that: (A) any subsequent issuance or transfer of Capital Stock that results in any such Preferred Stock being held by a Person other than the Issuer or a Restricted Subsidiary of the Issuer; and (B) any sale or other transfer of any such Preferred Stock to a Person that is not either the Issuer or a Restricted Subsidiary of the Issuer, will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (xii);

(xiii)         the guarantee by the Issuer or any of its Restricted Subsidiaries of Indebtedness of the Issuer or a Restricted Subsidiary of the Issuer to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this covenant; provided that if the entity that enters into the Guarantee is a Guarantor and the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed; and

(xiv)        the Incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five (5) Business Days.

Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional Disqualified Stock or Preferred Stock, as applicable, will in each case not be deemed to be an Incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 4.09.

For purposes of determining compliance with Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories described in clauses (i) through (xiv) above, or is entitled to be incurred pursuant to Section 4.09(a), the Issuer will be permitted to classify such item of Indebtedness on the date of its Incurrence, and may later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09.

Section 4.10.                         Asset Sales; Event of Loss.

(a)           Other than upon an Event of Loss, the Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate any Asset Sale after the Issue Date, unless (i) the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale as determined by the Board of Directors of MTR in good faith; (ii) at least 75% of such consideration consists of cash, Temporary Cash Investments or any stock or assets of the kind referred to in clause (i) or (iii) of the definition of “Additional Assets;” provided, however, that for purposes of this clause (ii), (A) the assumption of liabilities of the Issuer or any of its Restricted Subsidiaries, as shown on MTR’s most recent consolidated balance sheet, which are not by their terms subordinated to the Notes or any Note Guarantee, shall be deemed to be Temporary Cash Investments if the Issuer or such Restricted Subsidiary, as the case may be, and all other Restricted Subsidiaries, to the extent any of the foregoing are liable with respect to such liability, are expressly released or indemnified from all liability for such liability in connection with such Asset Sale pursuant to a customary novation or indemnity agreement; and (B) any securities or notes received by the Issuer or such Restricted Subsidiary, as the case may be, from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash or Temporary Cash Investments within 90 days of the date of such Asset Sale shall be deemed to be Temporary Cash Investments; and (iii) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a pro forma basis, to, such Asset Sale.

The definition of “Asset Sale” and “Event of Loss” each exclude any single transaction or series of related transactions that involve assets having a Fair Market Value of less than $10.0 million and therefore the Issuer and its Restricted Subsidiaries may dispose of assets or suffer an Event of Loss with significant value without restrictions under this Section 4.10.

(b)           Upon an Event of Loss incurred by the Issuer or any of its Restricted Subsidiaries, the Net Proceeds received from such Event of Loss shall be applied in the same manner as proceeds from Asset Sales described and pursuant to the procedures set forth in this Section 4.10.

(c)           Within 360 days after the receipt of the Net Proceeds of an Asset Sale or Event of Loss, an amount equal to 100% of the Net Proceeds from such Asset Sale or Event of Loss may be applied by MTR or a Restricted Subsidiary (i) to permanently repay, redeem or prepay (x) any First Lien Obligations and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto or (y) Second Lien Obligations (and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto) by redeeming Notes as provided in Section 3.07 or by making an offer to purchase (a “Prepayment Offer”) (in accordance with the procedures set forth below); provided that in the case of a reduction of Obligations other than under the Notes under this clause (y) the Issuer shall use commercially reasonable efforts to equally and ratably redeem Notes as provided in Section 3.07 or by making an offer (in accordance with the procedures set forth below for a Prepayment Offer) to all Holders of Notes to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Notes that would otherwise be prepaid; or (ii) to reinvest in Additional Assets (including by means of an Investment in Additional Assets by the Issuer or a Restricted Subsidiary with Net Proceeds received by the Issuer or another Restricted Subsidiary); provided that to the extent any such Net Proceeds were from the sale of Collateral, any such Additional Assets shall constitute Collateral; provided, however, that if the Issuer or any Restricted Subsidiary contractually commits within such 360-day period to apply such Net Proceeds within 180 days of such contractual commitment pursuant to clauses (i) and (ii) of this Section 4.10(c), and such Net Proceeds are subsequently applied as contemplated in such contractual commitment, then the requirement for application of Net Proceeds set forth in this Section 4.10(c) shall be considered satisfied.

(d)           Any Net Proceeds from Asset Sales that are not applied or invested as provided for in Section 4.10(c) will constitute “Excess Proceeds.”  When the aggregate amount of Excess Proceeds exceeds $10.0 million, within fifteen (15) Business Days thereof, the Issuer will make a Prepayment Offer to: (i) in the case of Net Proceeds from Collateral, all Holders of the Notes and all holders of other Second Lien Obligations containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets; and (ii) in the case of any other Net Proceeds, all holders of other Pari Passu Indebtedness containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets.

To the extent that any portion of the Excess Proceeds remains after compliance with the preceding sentence and provided that all Holders have been given the opportunity to tender the Notes for repurchase in accordance with this Section 4.10, the Issuer or such Restricted Subsidiary may use such remaining amount for general corporate purposes. If the aggregate principal amount of Notes and other Second Lien Obligations (in the case of Net Proceeds from Collateral) or Notes and other Pari Passu Indebtedness (in the case of any other Net Proceeds) tendered in connection with such Prepayment Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes to be purchased, and the representative(s) for the Holders of other Second Lien Obligations shall select such other Second Lien Obligations (and, if applicable, Pari Passu Indebtedness) to be purchased and prepaid, on a pro rata basis (subject to adjustments so that no Note, Second Lien Obligation or Pari Passu Indebtedness is

repurchased in part in other than an authorized denomination). Upon completion of each Prepayment Offer, the amount of Excess Proceeds will be reset at zero. Pending application of Net Proceeds pursuant to clauses (i) and (ii) of Section 4.10(c), such Net Proceeds will be used to temporarily repay First Lien Obligations or Second Lien Obligations that are revolving Indebtedness or otherwise be deposited with the Collateral Agent pending application in accordance with Section 4.10(c) and shall constitute Collateral.

(e)           Within fifteen (15) Business Days after the amount of Excess Proceeds exceeds $10.0 million, the Issuer shall send a prepayment offer notice, by first-class mail, to the Holders (with a copy to the Trustee) , accompanied by such information regarding MTR and its Subsidiaries as the Issuer in good faith believes will enable such Holders to make an informed decision with respect to the Prepayment Offer. The prepayment offer notice (which may be conditional) will state, among other things:

(i)            that the Issuer is offering to purchase Notes pursuant to Section 4.10 of this Indenture;

(ii)           that any Note (or any portion thereof) accepted for payment (and for which payment has been duly provided on the purchase date) pursuant to the Prepayment Offer shall cease to accrue interest on the purchase date;

(iii)          the purchase price and purchase date, which shall be, subject to any contrary requirements of applicable law, no less than 30 days nor more than 60 days from the date the Prepayment Offer notice is mailed;

(iv)          the aggregate principal amount of Notes (or portions thereof) to be purchased;

(v)           a description of any conditions to such Prepayment Offer; and

(vi)          a description of the procedure which Holders must follow in order to tender their Notes (or portions thereof) and the procedures that Holders must follow in order to withdraw an election to tender their Notes (or portions thereof) for payment.

(f)            Not later than the purchase date, the Issuer shall irrevocably deposit with the Trustee or with the Paying Agent (or, if the Issuer is acting as its own paying agent, segregate and hold in trust) in Temporary Cash Investments an amount equal to the purchase price plus accrued and unpaid interest, if any, to be paid to the Holders entitled thereto, to be held for payment in accordance with the provisions of this Section 4.10.  Holders electing to have a Note purchased will be required to surrender the Note, with an appropriate form duly completed, to the Issuer at the address specified in the notice at least five (5) Business Days prior to the purchase date.  Holders will be entitled to withdraw their election if the Trustee or the Issuer receives not later than three (3) Business Days prior to the purchase date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder, the certificate number of such Note and a statement that such Holder is withdrawing his election to have such Note purchased.

(g)           On the purchase date, the Issuer shall deliver to the Trustee the Notes or portions thereof which have been properly tendered to and are to be accepted by the Issuer.  The Trustee (or Paying Agent) shall, on the purchase date, mail or deliver payment of the purchase price to each tendering Holder.  In the event that the aggregate purchase price of the Notes delivered by the Issuer to the Trustee is less than the amount deposited with the Trustee (or Paying Agent), the Trustee (or Paying Agent) shall deliver the excess to the Issuer immediately after the end of the payment date.

(h)           MTR will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes required by this Section 4.10.  To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to the Prepayment Offer, MTR will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.10 by virtue thereof.

Section 4.11.                         Transactions with Affiliates.

(a)           The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, lease or exchange of any Property, the making of any Investment, the giving of any Guarantee or the rendering or receiving of any service) with, from or for the benefit of any Affiliate of MTR involving aggregate consideration in excess of $2.0 million (an “Affiliate Transaction”) unless:  (i) the terms of such Affiliate Transaction are at least as favorable to MTR or such Restricted Subsidiary, as the case may be, as those that would be reasonably expected to be obtained at the time of such Affiliate Transaction in a similar transaction in arm’s-length dealings with a Person who is not an Affiliate of MTR; and (ii) with respect to each Affiliate Transaction involving aggregate payments to either party in excess of $10.0 million, such Affiliate Transaction was approved by the Board of Directors of MTR or such Restricted Subsidiary and that such Affiliate Transaction complies with clause (i) of this Section 4.11(a).

(b)           Notwithstanding the limitation of Section 4.11(a), the Issuer or any of its Restricted Subsidiaries may enter into or suffer to exist the following:  (i) any transaction pursuant to any contract in existence on the Issue Date; (ii) any Restricted Payment permitted to be made pursuant to Section 4.06; (iii) any transaction or series of transactions between MTR and one or more of the Restricted Subsidiaries or between two or more of its Restricted Subsidiaries; (iv) any issuance of Capital Stock of the Issuer to Affiliates of the Issuer and the granting of registration rights with respect thereto otherwise permitted under this Indenture; and (v) any employment agreement, employee benefit plan, indemnification agreement or similar arrangement with any employee, director or officer of MTR or its Subsidiaries and the payment of compensation (including amounts paid pursuant to employee benefit plans or employment agreements) for the personal services of, and indemnity provided on behalf of, and reimbursement of expenses to, officers, directors and employees of MTR or any of its Restricted Subsidiaries.

Section 4.12.                         Liens.

(a)           The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur or suffer to exist, any Lien on the Collateral (other than a Permitted Lien) that secures obligations under any Indebtedness of the Issuer or any of its Restricted Subsidiaries (any such Lien, the “Additional Lien”), on any asset or properties of the Issuer or any of its Restricted Subsidiaries, or any interest therein or any income or profits therefrom, except, in the case of any asset or property that does not constitute Collateral, any Additional Lien if the Notes are, or in the case of Indebtedness of any Guarantor, the Note Guarantee of such Guarantor is, equally and ratably secured with (or on a senior basis to, in the case such Additional Lien secures any Indebtedness that is subordinate in right of payment to the Notes or any Note Guarantee) the obligations secured by such Additional Lien.

(b)           Any Lien created for the benefit of the Holders pursuant to Section 4.12(a) shall provide by its terms that such Lien shall, subject to applicable law, be automatically and unconditionally released and discharged upon the release and discharge the Additional Lien.

Section 4.13.                         Corporate Existence.

Subject to Article 5, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuer or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Issuer and its Subsidiaries; provided, however, that the Issuer shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.14.                         Offer to Repurchase Upon Change of Control.

(a)           If a Change of Control occurs, each Holder shall have the right to require the Issuer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000 (or if a PIK Payment has been made, in minimum denominations of $1.00 and any integral multiple of $1.00 in excess thereof)) of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”) at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, and Additional Interest, if any, thereon to the purchase date (the “Change of Control Payment”).

(b)           Within 30 days following any Change of Control, the Issuer shall mail a notice (which may be conditional) to the Trustee and each Holder stating, among other things:  (1) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to this Section 4.14 and that all Notes (or portions thereof) timely tendered will be accepted for payment; (2) the purchase price and the purchase date, which shall be, subject to any contrary requirements of applicable law, no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”); (3) that any Note (or portion thereof) accepted for payment (and for which payment has been duly provided on the Change of Control payment date) pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (4) that any Notes (or portions thereof) not tendered will continue to accrue interest; (5) a description of the transaction or transactions constituting the Change of Control; (6) a description of any conditions to the Change of Control Offer; and (7) the procedures that Holders must follow in order to tender their Notes (or portions thereof) for payment and the procedures that Holders must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.

(c)           A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of the making of the Change of Control Offer.  In addition, the Issuer shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14 applicable to a Change of Control Offer made by the Issuer and such third party purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.

(d)           Not later than the Change of Control Payment Date, the Issuer shall irrevocably deposit with the Trustee or with a Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust) in Temporary Cash Investments an amount equal to the purchase price plus accrued and unpaid interest and Additional Interest, if any, to be paid to the Holders entitled thereto, to be held for payment in accordance with the provisions of this Section 4.14.  Holders electing to have a Note purchased will be required to surrender the Note, with an appropriate form duly completed, to the Issuer at the address specified in the notice at least five (5) Business Days prior to the purchase date.  Holders will be entitled to withdraw their election if the Trustee or the Issuer receives not later than three (3) Business Days prior to the purchase date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder, the certificate number of such Note and a statement that such Holder is withdrawing his election to have such Note purchased.

(e)           On the Change of Control Payment Date, the Issuer shall deliver to the Trustee the Notes or portions thereof which have been properly tendered to and are to be accepted by the Issuer, together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.  The Paying Agent will promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note of the same class and equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000 (or if a PIK Payment has been made, in minimum denominations of $1.00 and any integral multiple of $1.00 in excess thereof).   In the event that the aggregate purchase price of the Notes delivered by the Issuer to the Trustee is less than the amount deposited with the Trustee (or Paying Agent), the Trustee (or Paying Agent) shall deliver the excess to the Issuer immediately after the Change of Control Payment Date.

(f)            The Issuer will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes in connection with a Change of Control.  To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to the Change of Control Offer, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.14 by virtue thereof.

Section 4.15.                         Limitation on Status of Investment Company.

The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, become an “investment company” (as that term is defined in the Investment Company Act of 1940, as amended, the “Investment Company Act”), to the extent such status would subject the Issuer or any such Subsidiary to regulation under the Investment Company Act, except for Subsidiaries established for the purpose of financing the operating businesses of the Issuer and its Subsidiaries.

Section 4.16.                         Limitation on Layered Indebtedness.

The Issuer shall not Incur, and shall not permit any Guarantor to Incur, any Indebtedness (including any Indebtedness described in clauses (i) through (xiv) of Section 4.09(b)) that is contractually subordinated in right of payment to any other Indebtedness of the Issuer or such Guarantor, as applicable, unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Issuer or any Guarantor solely by virtue of being unsecured or by virtue of being secured on a junior priority basis.

Section 4.17.                         Business Activities.

The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any business other than a Core Business.

Section 4.18.                         Additional Note Guarantees.

On the Issue Date, each of the Guarantors will guarantee the Notes in the manner and on the terms set forth in this Indenture. If the Issuer or any of its Restricted Subsidiaries acquires or creates another Material Subsidiary or any Restricted Subsidiary that is not then a Guarantor becomes a Material Subsidiary after the date of this Indenture, then such Material Subsidiary will become a Guarantor and execute a Supplemental Indenture, in the form of Exhibit G hereto, and deliver an Opinion of Counsel as required by this Indenture within fifteen (15) Business Days of the date on which it was acquired, created or otherwise became a Material Subsidiary (or such longer period as may be required to obtain any necessary approvals under applicable Gaming Laws or other regulatory requirements). Such new Guarantor shall also within such time execute a joinder to the Security Documents and/or new Security Documents, as applicable, and take all actions required by the Security Documents to perfect the Liens created thereunder. Any Subsidiary of MTR that constitutes an Immaterial Subsidiary need not become a Guarantor until such time as it becomes a Material Subsidiary. MTR shall use reasonable commercial efforts to obtain all approvals of any Gaming Authority necessary to permit any Material Subsidiary to become a Guarantor as promptly as practicable.

Section 4.19.                         Designation of Restricted and Unrestricted Subsidiaries.

The Board of Directors of MTR may designate any Restricted Subsidiary and any newly acquired or newly formed Subsidiary to be an Unrestricted Subsidiary; provided that:

(i)            such designation would not cause a Default;

(ii)           such Subsidiary has no Indebtedness other than Qualified Non-Recourse Debt;

(iii)          such Subsidiary does not own any Capital Stock or Indebtedness of or own or hold any Lien on any Property of MTR or any other Subsidiary of MTR that is not a Subsidiary of the Subsidiary to be so designated; and

(iv)          such designation is permitted by Section 4.06.

If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Issuer and its Restricted Subsidiaries in the Subsidiary (excluding for this purpose the second sentence of the definition of “Investments”) designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.06 or under one or more clauses of the definition of “Permitted Investment,” as determined by MTR.  That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Any designation of a Subsidiary of MTR as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors of MTR giving effect to such designation and an Officers’ Certificate certifying that (1) such designation complied with the preceding conditions and (2) was permitted by Section 4.06 and giving the effective date of such designation, such filing with the Trustee to occur within 75 days after the end of the fiscal quarter of MTR in which such designation is made (or, in the case of a designation made during the last fiscal quarter of the fiscal year, within 120 days after the end of such fiscal year).  If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of MTR as of such date and, if such

Indebtedness is not permitted to be incurred as of such date under Section 4.09, the Issuer will be in default of such covenant.

The Board of Directors of MTR may at any time designate, or redesignate, any Unrestricted Subsidiary of MTR to be a Restricted Subsidiary of MTR; provided that such designation, or redesignation, will be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of MTR of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation, or redesignation, will only be permitted if (i) such Indebtedness is permitted under Section 4.09 calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable Reference Period and (2) no Default or Event of Default would be in existence following such designation or redesignation.

Section 4.20.                         Further Assurances; After-Acquired Collateral.

(a)           Upon the acquisition by the Issuer or any Guarantor after the Issue Date of (1) any assets, including, but not limited to, any Material Real Property or any equipment or fixtures which constitute accretions, additions or technological upgrades to the equipment or fixtures or any working capital assets that, in any such case, form part of the Collateral, or (2) any replacement assets in compliance with Section 4.10, the Issuer or such Guarantor shall execute and deliver, (i) with regard to any Material Real Property, a mortgage and supporting documentation specified in this Indenture within 90 days of the date of acquisition, and (ii) to the extent required by the Security Documents, any information, documentation, financing statements or other certificates and Opinions of Counsel as may be necessary to vest in the Collateral Agent a perfected security interest, subject only to Permitted Liens, in such after-acquired property (other than Excluded Property) and to have such after-acquired property added to the Collateral, and thereupon all provisions of this Indenture, the Security Documents and the Intercreditor Agreement relating to the Collateral shall be deemed to relate to such after-acquired property to the same extent and with the same force and effect.

(b)           The Issuer and the Guarantors shall, at their expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as the Collateral Agent may reasonably request, to evidence, perfect, maintain and enforce the Lien in the Collateral granted to the Collateral Agent and the priority thereof and benefits intended to be conferred as contemplated by, and to otherwise effectuate the provisions or purposes of, this Indenture and the Security Documents.

Section 4.21.                         Failure to Receive Approvals in Connection with Scioto Downs.

(a)           If prior to June 1, 2012, (i) neither MTR nor any of its Restricted Subsidiaries is granted authorization, approval or other similar permission by the Governor, legislature, the Ohio Lottery Commission or other regulatory authority of the State of Ohio enabling the installation and operation video lottery terminals at Scioto Downs Racetrack in Columbus, Ohio (the “Ohio License”), the Issuer shall; or (ii) the Issuer reasonably determines that it is unlikely that MTR or its Restricted Subsidiaries will obtain the Ohio License prior to June 1, 2012, the Issuer may make an offer to repurchase $150.0 million in aggregate principal amount of Notes at a price in cash equal to 100% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, on the Notes repurchased, to the date of purchase (the “Scioto Downs Offer”). In the event that the Issuer is required or otherwise elects to make the Scioto Downs Offer, the Issuer will within five (5) Business Days mail a notice to each Holder (with a copy to the Trustee) stating, among other things:

(1)           that neither MTR nor any of its Restricted Subsidiaries has been granted the Ohio License and, to the extent applicable, the Issuer has reasonably determined that it is unlikely that the Ohio License will be obtained prior to June 1, 2012, and a Scioto Downs Offer is being made pursuant to this Section 4.21 and that $150.0 millions aggregate principal amount of Notes (or portions thereof) timely tendered will be accepted for payment;

(2)           the purchase price and the payment date for the Notes so purchased, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by this Indenture and described in such notice;

(3)           that any Note (or portion thereof) accepted for payment (and for which payment has been duly provided on the payment date) pursuant to the Scioto Downs Offer shall cease to accrue interest after the payment date;

(4)           that any Notes (or portions thereof) not tendered will continue to accrue interest; and

(5)           the procedures that Holders must follow in order to tender their Notes (or portions thereof) for payment and the procedures that Holders must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.

(b)           The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes. To the extent that the provisions of any securities laws or regulations conflict with the Scioto Downs Offer provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Scioto Downs Offer provisions of this Indenture by virtue of such conflict.

(c)           On the payment date, the Issuer will, to the extent lawful:

(1)           accept for payment $150.0 million aggregate principal amount of Notes properly tendered pursuant to the Scioto Downs Offer (or if less than $150.0 million aggregate principal amount of Notes are properly tendered, all Notes that are properly tendered);

(2)           deposit with the Paying Agent an amount equal to 100% of the aggregate principal amount plus accrued and unpaid interest and Additional Interest, if any, on $150.0 million aggregate principal amount of Notes properly tendered pursuant to the Scioto Downs Offer (or if less than $150.0 million aggregate principal amount of Notes are properly tendered, all Notes that are properly tendered); and

(3)           deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.

(d)           The Paying Agent will promptly mail to each Holder of Notes properly tendered the payment for such Notes, and the Trustee upon receipt of an Authentication Order will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000 (or if a PIK Payment has been made, in minimum denominations of $1.00 and any integral multiple of $1.00 in excess thereof).

(e)           Prior to June 1, 2012, the provisions under this Indenture relating to the Issuer’s obligation to make a Scioto Downs Offer may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes.

(f)            The Trustee will select Notes for purchase on a pro rata basis, by lot or such other method determined by the Trustee in its discretion, unless otherwise required by law, applicable stock exchange requirements or as may be required by the Depositary’s procedures.

(g)           Until the Issuer or one of its Restricted Subsidiaries (x) has been granted the Ohio License or (y) has deposited payment for the Scioto Downs Offer with the Paying Agent, the Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, enter into a Credit Facility (including the New Credit Agreement) or other agreement relating to Indebtedness of the Issuer that contains prohibitions or restrictions on the Issuer’s ability to effect a Scioto Downs Offer.

Section 4.22.                         Excess Cash Flow.

(a)           Within 15 days after the time period specified in the SEC’s rules and regulations for the filing of an annual report on Form 10-K if the Issuer were required to file such Form (such date, the “Excess Cash Flow Offer Trigger Date”), with respect to any Excess Cash Flow Period, so long as (i) the Consolidated Total Debt Ratio of MTR and its Restricted Subsidiaries is equal to or greater than 4.0:1.0 and (ii) the terms of Indebtedness incurred pursuant to a Credit Facility under clause (ii) or (iii) of Section 4.09(b) permit the consummation of an Excess Cash Flow Offer, the Issuer will apply an amount equal to the Excess Cash Flow Amount to either:

(i)            prepay, repay, redeem or purchase Obligations under the Credit Facility and permanently reduce the related loan commitment thereunder; or

(ii)           make an offer to all Holders to purchase Notes pursuant to an Excess Cash Flow Offer on the dates and as provided below;

provided, that if the terms of Indebtedness incurred pursuant to a Credit Facility under clause (ii) or (iii) of Section 4.09(b) do not permit the consummation of an Excess Cash Flow Offer with respect to any Excess Cash Flow Period, the failure to apply the Excess Cash Flow Amount in accordance with clauses (i) or (ii) of this Section 4.22 shall not be a breach of this Indenture.

(b)           Notwithstanding Section 4.22(a), if the aggregate amount of the Excess Cash Flow Amount on any Excess Cash Flow Trigger Date is less than $2,000,000, then the Issuer shall not on such Excess Cash Flow Trigger Date be required to make an Excess Cash Flow Offer, but shall add such Excess Cash Flow Amount to the Excess Cash Flow Amount for the immediately succeeding year (and such increased Excess Cash Flow Amount for such immediately succeeding year shall in turn determine whether an Excess Cash Flow Offer shall be required for such next succeeding year).

(c)           Each offer to purchase Notes pursuant to this Section 4.22 (each, an “Excess Cash Flow Offer”) (i) shall be made to each Holder at the time of such offer, (ii) shall be made at a purchase price of 101% of the principal amount of the Notes and (iii) shall remain open for a period of not less than twenty (20) Business Days (or any longer period as is required by law).

(d)           If the Issuer is required to make an Excess Cash Flow Offer pursuant to this Section 4.22, no later than 30 days after the Excess Cash Flow Offer Trigger Date, the Issuer will mail a notice of such Excess Cash Flow Offer to each Holder (with a copy to the Trustee) stating:

(1)           that the Issuer is offering to purchase Notes in an amount equal to the Excess Cash Flow Amount (determined after giving effect to any prepayments, repayments, redemptions or purchases of Obligations under the Credit Facility made pursuant to subsection (a)(i) above of this covenant) at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant date to receive interest on the relevant interest payment date);

(2)           the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

(3)           the instructions, as determined by the Issuer, consistent with the covenant described hereunder, that a Holder must follow in order to tender its Notes.

(e)           If the aggregate purchase price of the Notes tendered in connection with any Excess Cash Flow Offer exceeds the Excess Cash Flow Amount allotted to their purchase, the Trustee will select the Notes to be purchased on a pro rata basis but in denominations of $2,000 principal amount or integral multiples of $1,000 in excess thereof (or if a PIK Payment has been made, in minimum denominations of $1.00 and any integral multiple of $1.00 in excess thereof).

(f)            If the aggregate purchase price of the Notes tendered in connection with any Excess Cash Flow Offer is less than the Excess Cash Flow Amount allotted to their purchase, the Issuer shall be permitted to use the portion of the Excess Cash Flow Amount that is not applied to the purchase of Notes in connection with such Excess Cash Flow Offer for general corporate purposes or for any other purposes not prohibited by this Indenture.

(g)           The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Excess Cash Flow Offer. To the extent the provisions of any securities laws or regulations conflict with the provisions of this Section 4.22, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.22 by virtue thereof. The covenant and other provisions contained in this Indenture relating to the Issuer’s obligation to make an Excess Cash Flow Offer may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes.

ARTICLE 5.
SUCCESSORS

Section 5.01.                         Merger, Consolidation and Sale of Assets.

(a)           MTR shall not merge or consolidate with or into any other entity (other than a merger or consolidation of a Restricted Subsidiary with or into MTR) or in one transaction or a series of related transactions sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of its Property unless:

(i)            the entity formed by or surviving any such consolidation or merger (if MTR is not the surviving entity) or the Person to which such sale, assignment, transfer, lease or conveyance is made (the “Successor”)

(A)          shall be a Person (other than an individual) organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such Person expressly assumes, by Supplemental Indenture meeting the requirements of this Indenture, executed and delivered to the Trustee by such Person, the due and punctual payment of the principal, premium, if any, Additional Interest, if any, and interest on all the Notes, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions and obligations under the Notes, this Indenture, the Security Documents and the Intercreditor Agreement to be performed by such Issuer; provided that if any Successor is not a corporation, there shall be a co-issuer of the Notes that is a corporation;

(B)           the Successor shall have all Gaming Licenses required to operate all Gaming Facilities owned by the Issuer immediately prior to the consummation of such transaction;

(ii)           in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all of MTR’s Property, as the case may be, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

(iii)          immediately after giving effect to such transaction or series of transactions on a pro forma basis, no Default or Event of Default shall have occurred and be continuing; and

(iv)          immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness Incurred or anticipated to be Incurred in connection with such transaction or series of transactions), MTR or the Successor, as the case may be, would (a) be able to Incur at least $1.00 of additional Indebtedness pursuant to Section 4.09(a) or (b) have had a Consolidated Fixed Charge Coverage Ratio equal to or greater than the actual Fixed Charge Coverage Ratio for the Issuer for the applicable Reference Period.

(b)           No Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Issuer or another Guarantor, unless:

(i)            immediately after giving effect to such transaction, no Default or Event of Default exists; and

(ii)           either: (a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Guarantor under its Note Guarantee, this Indenture, the Security Documents, the Intercreditor Agreement and the Registration Rights Agreement pursuant to a supplemental indenture meeting the requirements of this Indenture; or (b) the Net Proceeds of such sale or other disposition are applied in accordance with Section 4.10.

Section 5.02.                         Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer in accordance with Section 5.01, the Successor shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Issuer” shall refer instead to the Successor and not to the Issuer), and may exercise every right and power of the Issuer under this Indenture with the same effect as if the Successor had been named as the Issuer herein; provided, however, that the predecessor Issuer shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale, assignment, transfer, conveyance or other disposition of all of the Issuer’s assets that meets the requirements of Section 5.01(a).

ARTICLE 6.
DEFAULTS AND REMEDIES

Section 6.01.                         Events of Default.

An “Event of Default” occurs if:

(a)           The Issuer defaults in the payment of interest (including Additional Interest, if any) on any of the Notes when it becomes due and payable and such default continues for a period of 30 days;

(b)           The Issuer defaults in the payment when due of principal of or premium, if any, on the Notes when due at maturity, upon acceleration, required purchase or otherwise;

(c)           The Issuer or any Guarantor fails to observe, perform or comply with the covenants and agreements of Section 5.01;

(d)           The Issuer or any Guarantor fails to observe, perform or comply with any of the other covenants and agreements in this Indenture, the Notes, or the Note Guarantees or the Security Documents and such failure to observe, perform or comply continues for a period of 60 days after receipt by the Issuer of a written notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class;

(e)           Indebtedness of the Issuer or any Restricted Subsidiaries is not paid when due or within any applicable grace period or is accelerated by the holders thereof and, in either case, the total amount of such unpaid or accelerated Indebtedness exceeds $15.0 million;

(f)            the entry by a court of competent jurisdiction of one or more judgments or orders against the Issuer or any of its Restricted Subsidiaries in an uninsured aggregate amount in excess of $15.0 million and such judgment or order is not discharged, waived, stayed or satisfied for a period of 60 consecutive days;

(g)           the Issuer or any Restricted Subsidiary that is a Material Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Material Subsidiary, pursuant to or within the meaning of Bankruptcy Law:

(i)            commences a voluntary case,

(ii)           consents to the entry of an order for relief against it in an involuntary case,

(iii)          consents to the appointment of a custodian of it or for all or substantially all of its property, or

(iv)          makes a general assignment for the benefit of its creditors;

(h)           a court of competent jurisdiction enters an order or decree with respect to the Issuer or any Restricted Subsidiary that is a Material Subsidiary or a group of Restricted Subsidiaries that, taken together, would constitute a Material Subsidiary, under any Bankruptcy Law that:

(i)            is for relief against such Person(s) in an involuntary case;

(ii)           appoints a custodian of such Person(s) or for all or substantially all of the property of such Person(s); or

(iii)          orders the liquidation of such Person(s);

and the order or decree remains unstayed and in effect for 60 consecutive days;

(i)            except as permitted by this Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person controlling such Guarantor, denies or disaffirms its obligations under its Note Guarantee, and such default continues for a period of ten (10) Business Days;

(j)            any of the Security Documents ceases to be in full force and effect, or any of the Security Documents ceases to give the Holders the Liens purported to be created thereby with respect to Collateral having a Fair Market Value in excess of $15.0 million in the aggregate, or any of the Security Documents is declared null and void, in each case for a period of 30 days after any of the Issuer or any Guarantor first receives notice of such cessation or the Issuer or any Guarantor denies in writing that it has any further liability under any Security Document or gives written notice to such effect (in each case, other than in accordance with the terms of this Indenture or the terms of the Security Documents); and

(k)           any revocation, suspension or loss of any Gaming License which results in the cessation of business for a period of more than 90 consecutive days of the business of any Gaming Facility or Gaming Facilities owned, leased or operated directly or indirectly by MTR or any of its Subsidiaries which, taken together, collectively contribute more than 20% of MTR’s Consolidated EBITDA (other than any voluntary relinquishment of a Gaming License if such relinquishment is, in the reasonable, good faith judgment of the Board of Directors, evidenced by a Board Resolution, both desirable in the conduct of business of MTR and the Subsidiaries, taken as a whole, and not disadvantageous in any material respect to the Holders).

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

A Default under clause (e) or (f) of this Section 6.01 is not an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes (including Additional Notes, if any) then outstanding notify the Issuer of the Default; provided that any Default under clause (e) or (f) of this Section 6.01 resulting from a default or acceleration with respect to Indebtedness will not be considered an Event of Default if such default or acceleration is cured or annulled, respectively, within 45 days of the receipt by the Issuer of such notice of default from the Trustee or Holders of not less than 25% in aggregate principal amount of the Notes.   Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

The Issuer shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any Default or Event of Default, its status and what action the Issuer and/or any Guarantor is taking or proposes to take with respect thereto.  Simultaneous with such notice to the Trustee, the Issuer shall deliver to the West Virginia Lottery Commission written notice of any Default or Event of Default hereunder or under any of the other documents governing the Notes Obligations.

Simultaneous with (A) the Trustee’s giving any notice to the Issuer relating to any Event of Default, and/or any event that with the giving of notice and passage of time will become an Event of Default, under this Article VI, and (B) with the Issuer’s giving any notice to the Trustee relating to any Event of Default, and/or any event that with the giving of notice and passage of time will become an Event of Default, under this Article VI, the Trustee (in the case of a notice described in (A)) and the Issuer (in the case of a notice described in (B)), respectively, shall deliver to the West Virginia Lottery Commission written notice of such Event of Default, and/or such event that with the giving of notice and passage of time will become an Event of Default.  The address to be used to give such simultaneous notice to the West Virginia Lottery Commission shall be as follows:

West Virginia Lottery Commission

312 MacCorkle Ave SE

Charleston, WV 25314

Attention: John Melton, General Counsel

provided, however, that the West Virginia Lottery Commission may change its address for notices and other communications hereunder by notice to the Issuer and Guarantors and to the Trustee at their notices as provided in Section 13.02; and provided, further, that if the Issuer or any Guarantor, or the Trustee, respectively, shall designate additional or different addresses as permitted by Section 13.02, then, in the case of each such designation, the Issuer, Guarantor, or Trustee, as the case may be, shall provide a copy of such designation to the West Virginia Lottery Commission at its then applicable address as provided in this Section 6.01.

Section 6.02.                         Acceleration.

Subject to Section 6.12 and Section 6.13, if an Event of Default (other than an Event of Default resulting from Section 6.01(g) or (h)) shall have occurred and be continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class may accelerate the maturity of all the Notes by a notice in writing to the Issuer (and to the Trustee, if given by the Holders) specifying the Event of Default and that it is a “notice of acceleration” and on the fifth Business Day after delivery of such notice, the principal amount, together with any accrued and unpaid interest and Additional Interest, if any, on all of the Notes then outstanding, will become immediately due and payable.  In case an Event of Default resulting from Section 6.01(g) or (h) shall occur, the Notes (including any accrued interest and, if applicable, Additional Interest, thereon) shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders.

Section 6.03.                         Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.04.                         Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class by written notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive an existing Event of Default or Default and its consequences hereunder if the rescission would not conflict with any judgment or decree except (i) a continuing Default in the payment of principal of premium or interest or Additional Interest, if any, on a Note or (ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder of Notes affected.  Upon any such waiver, such Default or Event of Default shall cease to exist and shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05.                         Control by Majority.

Holders of a majority in aggregate principal amount of the then outstanding Notes voting as a single class may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.  Prior to taking any action hereunder, the Trustee shall be entitled to indemnification or security satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.  Without limiting the other provisions of this Section, and subject to the Trustee’s right to receive indemnification or security in accordance with this Section, the Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may, on behalf of the Holders of all of the Notes, direct the Trustee to credit bid the obligations under the Notes at any bankruptcy or foreclosure sale.

Section 6.06.                         Limitation on Suits.

A Holder of a Note may pursue a remedy with respect to this Indenture, the Notes or the Note Guarantees only if:

(a)           the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

(b)           the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(c)           such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(d)           the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(e)           during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07.                         Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Additional Interest, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08.                         Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as Trustee of an express trust against the Issuer for the whole amount of principal of, premium and Additional Interest, if any, and interest remaining unpaid on the Notes and interest on overdue principal to the extent lawful, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.                         Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or any bankruptcy proceeding or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any agreement, plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.                         Priorities.

If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

First:  to the Trustee, its agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:  to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Additional Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the applicable Notes for principal, premium and Additional Interest, if any and interest, respectively; and

Third:  to the Issuer or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11.                         Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

Section 6.12.                         Redemption Provision Defaults.

Notwithstanding the above, for purposes of this Article 6, if any Event of Default occurs with respect to mandatory or optional redemption provisions included solely in any Additional Notes as contemplated by Section 2.14 (a “Redemption Provision Default”), such Redemption Provision Default shall constitute an Event of Default only with respect to the Additional Notes containing such mandatory or optional redemption provisions and such Additional Notes shall be considered to be Indebtedness for purposes of Section 6.01(e).  In addition, (i) solely with respect to any Redemption Provision Default, all references to the Holders of Notes set forth in this Article 6 (including, without limitation, any applicable voting and consent thresholds regarding notice, waiver, acceleration, remedies, direction of the Trustee and limitations on suits), shall be deemed to refer only to the Holders of the Additional Notes subject to such Redemption Provision Default and (ii) solely with respect to any Default under Section 6.01(e) that occurs as a result of a Redemption Provision Default, all references to the Holders of Notes set forth in this Article 6 (including, without limitation, any applicable voting and consent thresholds regarding notice, waiver, acceleration, remedies, direction of the Trustee and limitations on suits), shall be deemed to refer only to the Holders of Notes other than the Additional Notes subject to such Redemption Provision Default.

Section 6.13.                         Reporting Defaults.

Notwithstanding any other provision of this Indenture, the sole remedy for an Event of Default relating to the failure to comply with the reporting obligations described in Section 4.03 and for any failure to comply with the requirements of Section 314(a) of the TIA, will for the 365 days after the occurrence of such an Event of Default consist exclusively of the right to receive Additional Interest on the principal amount of the Notes at a rate equal to 1.00% per annum.  The Additional Interest will be payable in the same manner and subject to the same terms as other interest payable under this Indenture.  The Additional Interest will accrue on all outstanding Notes from and including the date on which an Event of Default relating to a failure to comply with the reporting obligations under Section 4.03 or TIA § 314(a) first occurs to but excluding the 365th day thereafter (or such earlier date on which the Event of Default relating to such reporting obligations is cured or waived).  If the Event of Default resulting from such failure to comply with the reporting obligations is continuing on such 365th day, such Additional Interest will cease to accrue and the Notes will be subject to the other remedies provided under this Article 6.

ARTICLE 7.
TRUSTEE

Section 7.01.                         Duties of Trustee.

(a)           If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)           Except during the continuance of an Event of Default:

(i)            the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee pursuant to the requirements of this Indenture.  However, the Trustee shall examine the certificates and opinions specifically required to be furnished to it hereunder to determine whether or not they substantially conform to the procedural requirements of this Indenture.

(c)           The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)            this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(ii)           the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)          the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)           Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e)           No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.  The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holders shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f)            The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02.                         Rights of Trustee.

(a)           The Trustee may rely upon any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)           Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel of its own selection with respect to legal matters relating to this Indenture and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel.

(c)           The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)           The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)           Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.

(f)            The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(g)           At any time that the Trustee is not the Collateral Agent hereunder or under the Intercreditor Agreement or Security Documents, the Trustee shall have no duties of the Collateral Agent and shall have no liability for the acts or failure to act of the Collateral Agent thereunder, and the Collateral Agent, at anytime that it is not also the Trustee, shall have no duties of the Trustee and shall have no liability for the acts or failures to act of the Trustee.

Section 7.03.                         Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Sections 7.10 and 7.11.

Section 7.04.                         Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05.                         Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after the Trustee obtains actual knowledge of such Default or Event or Default.  Except in the case of a Default or Event of Default in payment of principal of or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06.                         Reports by Trustee to Holders of the Notes.

Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).  The Trustee also shall comply with TIA § 313(b)(2).  The Trustee shall also transmit by mail all reports as required by TIA § 313(c).

A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Issuer and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d).  The Issuer shall promptly notify the Trustee when the Notes are listed on any stock exchange or delisted therefrom.

Section 7.07.                         Compensation and Indemnity.

The Issuer shall pay to the Trustee as agreed upon in writing from time to time compensation for its acceptance of this Indenture and services hereunder.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Issuer shall reimburse the Trustee promptly upon request for all reasonable out-of-pocket expenses incurred or made by it in addition to the compensation for its services.  Such expenses shall include the compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Issuer shall fully indemnify the Trustee against any and all losses, liabilities, claims, damages or expenses (including reasonable legal fees and expenses) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuer (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuer or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense shall be determined by a court of competent jurisdiction to have been caused by its own negligence, bad faith or willful misconduct.  The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder except to the extent that the Issuer is actually prejudiced by failure of the Trustee to provide timely notice of claims of which a Responsible Officer has actual notice.  The Issuer shall defend the claim and the Trustee shall cooperate in the defense.  The Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel.  The Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

The obligations of the Issuer under this Section 7.07 shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

To secure the Issuer’s payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee.  Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) shall constitute expenses of administration under any Bankruptcy Law.

The Trustee shall comply with the provisions of TIA § 313(b)(2) to the extent applicable.

Section 7.08.                         Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer.  The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing.  The Issuer may remove the Trustee if:

(a)           the Trustee fails to comply with Section 7.10;

(b)           the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)           a custodian or public officer takes charge of the Trustee or its property; or

(d)           the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer, or the Holders of at least 20% in principal amount of the then outstanding Notes may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer.  Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09.                         Successor Trustee by Merger, etc.

Any business entity into which the Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to all or substantially all of its corporate trust business, shall be the successor Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture and any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which is anywhere provided in the Notes or in this Indenture.

Section 7.10.                         Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA §§ 310(a)(1), (2) and (5).  The Trustee is subject to TIA § 310(b).

Section 7.11.                        Preferential Collection of Claims Against Issuer.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE 8.
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.                         Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuer may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 8.02 or 8.03 applied to all outstanding Notes and all obligations of the Guarantors discharged with respect to their Note Guarantees upon compliance with the conditions set forth below in this Article 8.

Section 8.02.                         Legal Defeasance and Discharge.

Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from its obligations with respect to all outstanding Notes and all obligations of the Guarantors discharged with respect to their Note Guarantees on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:  (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04, and as more fully set forth in such Section, payments solely in respect of the principal of, premium, if any, Additional Interest, if any, and interest on such Notes when such payments are due, (b) the Issuer’s obligations with respect to such Notes under Article 2 and Section 4.02, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer’s and the Guarantors’ obligations in connection therewith and (d) this Article 8.  Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

Section 8.03.                         Covenant Defeasance.

Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from its obligations under the covenants contained in Sections 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19, 4.20, 4.21, and 4.22 and Section 5.01 with respect to the outstanding Notes and have all Liens on the Collateral securing the Notes released on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.  In addition, upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01(c) through 6.01(k), except for Sections 6.01(g) and

6.01(h) with respect to the Issuer (but not with respect any Restricted Subsidiary), shall not constitute Events of Default.

Section 8.04.                         Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 to the outstanding Notes:

In order to exercise either Legal Defeasance or Covenant Defeasance:

(a)           the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, Additional Interest or premium, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be; and the Issuer must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(b)           in the case of an election under Section 8.02, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States stating that (i) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)           in the case of an election under Section 8.03, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)           no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any other similar concurrent deposit relating to other Indebtedness) and the granting of Liens to secure such borrowings);

(e)           such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness to be defeased, discharged or replaced) to which the Issuer or any of the Guarantors is a party or by which the Issuer or any of the Guarantors is bound;

(f)            the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over any other creditors of the Issuer or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer or others; and

(g)           the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as applicable, have been complied with.

The Collateral will be released from the Lien securing the Notes, as provided in Section 11.02, upon a Legal Defeasance or Covenant Defeasance in accordance with this Section 8.04.

Section 8.05.                         Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06, all money and non-callable U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Additional Interest, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Obligations deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or non-callable U.S. Government Obligations held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06.                         Repayment to Issuer.

Subject to any applicable abandoned of property law, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium and Additional Interest, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, Additional Interest, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

Section 8.07.                         Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable U.S. Government Obligations in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, Additional Interest, if any, or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9.
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.                         Without Consent of Holders of Notes.

Notwithstanding Section 9.02, the Issuer, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes, the Note Guarantees and the Security Documents without the consent of any Holder of a Note to:

(a)           cure any ambiguity, defect, mistake, omission or inconsistency;

(b)           provide for the assumption of the Issuer’s or a Guarantor’s obligations to the Holders of the Notes or Note Guarantees, as applicable, by a Successor to the Issuer or such Guarantor pursuant to Article 5;

(c)           provide for uncertificated Notes in addition to or in place of certificated Notes;

(d)           add any Note Guarantees with respect to the Notes and to release such Note Guarantees when required by the terms of this Indenture;

(e)           provide for the release or addition of Collateral in accordance with the terms of this Indenture, the Security Documents and the Intercreditor Agreement;

(f)            add to the covenants of the Issuer or any Guarantor for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Issuer or any Guarantor;

(g)           make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights of any Holder under this Indenture or Security Documents;

(h)           comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(i)            conform the text of this Indenture, the Notes, the Security Documents, the Intercreditor Agreement or the Note Guarantees to any provision of the “Description of notes” section of the Offering Memorandum, relating to the initial offering of the Notes, to the extent that such provision in that “Description of notes” (as confirmed by an Officers’ Certificate delivered to the Trustee) was intended to be a verbatim recitation of a provision of this Indenture, the Notes, the Security Documents, the Intercreditor Agreement or the Note Guarantee;

(j)            provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof; or

(k)           to remove redemption provisions included in any Additional Notes pursuant to Section 2.14 that, pursuant to the terms of such redemption provisions, are no longer in effect.

In addition, without the consent of any Holder of Notes, the Trustee may enter into a new intercreditor agreement or amend the Intercreditor Agreement to provide for additional First Lien Obligations or Second Lien Obligations in accordance with the terms of this Indenture and the Intercreditor Agreement.

Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02(b), the Trustee shall join with the Issuer and the Guarantors in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02.                         With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Issuer, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes, the Note Guarantees and the Security Documents with the consent of the Holders of at least a majority in principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium and Additional Interest, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes, the Note Guarantees and the Security Documents, may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes); provided that such amendments may not, without the consent of the Holders of 75% in principal amount of the Notes outstanding, release all or substantially all of the Collateral other than in accordance with this Indenture, the Intercreditor Agreement and the Security Documents.  Section 2.08 shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

Notwithstanding the preceding paragraph, with respect to the amendment, supplement or waiver of any mandatory or optional redemption provisions included in any Additional Notes as contemplated by Section 2.14, the references in the preceding paragraph to Holders of a majority in principal amount of the Notes shall be deemed to refer to a majority in principal amount of the Additional Notes which contain such mandatory or optional redemption provisions.

Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02(b), the Trustee shall join with the Issuer and the Guarantors in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.

Without the consent of each Holder of Notes affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(a)           reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(b)           reduce the rate of or change the time for payment of interest on any Note;

(c)           reduce the principal of or change the Stated Maturity of any Note;

(d)           reduce the premium payable upon the redemption of any Note, waive a redemption payment with respect to any Note or change the time at which a Note may be redeemed other than changes to the covenants in Sections 4.10, 4.14, 4.21 and 4.22;

(e)           waive a Default or Event of Default in the payment of principal of, or interest, premium, or Additional Interest, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(f)            make any Note payable in money other than that stated in the Notes;

(g)           make any change in the provisions of this Indenture relating to waivers of past Defaults; or

(h)           make any change in the foregoing amendment and waiver provisions.

Section 9.03.                         Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04.                         Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective.  From and after the date an amendment, supplement or waiver becomes effective in accordance with its terms, it shall bind every Holder of affected Notes.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture.  If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.  No such consent shall be valid or effective for more than 120 days after such record date.

Section 9.05.                         Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06.                         Trustee to Sign Amendments, etc.

The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  The Issuer may not sign an amendment or supplemental Indenture until the Board of Directors approves it.  In executing any amended or supplemental indenture, the Trustee shall receive and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 12.04, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE 10.
NOTE GUARANTEES

Section 10.01.                  Note Guarantees.

(a)           Subject to the provisions of this Article 10, each Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Guarantor, to each Holder of the Notes, to the extent lawful, and the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, interest and Additional Interest, if any, on the Notes and all other obligations of the Issuer under this Indenture (including Section 7.07), the Notes (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Issuer or any Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and the Security Documents (all the foregoing being hereinafter collectively called the “Guarantor Obligations”).  Each Guarantor agrees (to the extent lawful) that the Guarantor Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it shall remain bound under this Article 10 notwithstanding any extension or renewal of any Guarantor Obligation.

(b)           Each Guarantor waives (to the extent lawful) presentation to, demand of, and protest to the Issuer of any of the Guarantor Obligations and also waives (to the extent lawful) notice of protest for nonpayment.  Each Guarantor waives (to the extent lawful) notice of any default under the Notes or the Guarantor Obligations.

(c)           Each Guarantor further agrees that its Note Guarantee constitutes a guarantee of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Guarantor Obligations.

(d)           Except as set forth in Section 10.02 and Article 8, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Guarantor Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not (to the extent lawful) be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guarantor Obligations or otherwise.  Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not (to the extent lawful) be discharged or impaired or otherwise affected by (i) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Issuer or any other person under this Indenture, the Notes, the Security Documents, the Intercreditor Agreement or any other agreement or otherwise; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes, the Security Documents, the Intercreditor Agreement or any other agreement; (iv) the release of any security held by any Holder, the Trustee or the Collateral Agent for the Guarantor Obligations or any of them; (v) the failure of any Holder to exercise any right or remedy against any other Guarantor; (vi) any change in the ownership of the Issuer; (vii) any default, failure or delay, willful or otherwise, in the performance of the Guarantor Obligations; or (viii) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

(e)           Each Guarantor agrees that its Note Guarantee shall remain in full force and effect until payment in full of all the Guarantor Obligations or such Guarantor is released from its Note Guarantee in compliance with Section 5.01, Section 10.02, Section 12.01 or Article 8.  Each Guarantor further agrees that its Note Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, or interest or Additional Interest, if any, on any of the Guarantor Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Issuer or otherwise.

(f)            In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuer to pay any of the Guarantor Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Trustee or the Trustee on behalf of the Holders an amount equal to the sum of (i) the unpaid amount of such Guarantor Obligations then due and owing and (ii) accrued and unpaid interest on such Guarantor Obligations then due and owing (but only to the extent not prohibited by law) (including interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Issuer or any Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding).

(g)           Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders, on the other hand, (i) the maturity of the Guarantor Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantor Obligations guaranteed and (ii) in the event of any such declaration of acceleration of such Guarantor Obligations, such Guarantor Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of such Guarantor’s Note Guarantee.

(h)           Each Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee, the Collateral Agent or the Holders in enforcing any rights under this Section 10.01.

(i)            Neither the Issuer nor the Guarantors shall be required to make a notation on the Notes to reflect any Note Guarantee or any release, termination or discharge thereof and any such notation shall not be a condition to the validity of any Note Guarantee.

Section 10.02.                  Limitation on Liability; Termination, Release and Discharge.

(a)           Any term or provision of this Indenture to the contrary notwithstanding, the obligations of each Guarantor hereunder shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.

(b)           A Note Guarantee of a Guarantor shall be automatically and unconditionally released and discharged, and each Guarantor and its obligations under the Note Guarantee and this Indenture shall be released and discharged:

(i)            in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (by way of merger, consolidation, or otherwise,) to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Guarantor, if the sale or other disposition does not violate Section 4.10;

(ii)           in connection with any sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Guarantor, if the sale or other disposition does not violate Section 4.10 and the Guarantor ceases to be a Restricted Subsidiary of the Issuer as a result of the sale or other disposition;

(iii)          if the Issuer designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with Section 4.20; or

(iv)          upon legal defeasance, covenant defeasance or satisfaction and discharge of this Indenture pursuant to Section 8.02, Section 8.03, or Section 12.01.

(c)           If any Guarantor is released from its Note Guarantee, any of its Subsidiaries that are Guarantors will be released from their Note Guarantees, if any, and it and any of its Subsidiaries will be released from their obligations under the Security Documents.

(d)           In the case of any transaction described in Section 10.02(b)(i) or (b)(ii), the Issuer shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.

(e)           The release of a Guarantor from its Note Guarantee and its obligations under this Indenture in accordance with the provisions of this Section 10.02 shall not preclude the future application of Section 4.20 to such Person.

Section 10.03.                  Right of Contribution.

Subject to Section 10.04, each Guarantor agrees that in the event any payment or distribution is made by any Guarantor (a “Funding Guarantor”) in respect of the Guarantor Obligations, such Funding Guarantor shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the relative net worth of each Guarantor (including the Funding Guarantor) as of the date of such payment or distribution for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Guarantor Obligations.  The provisions of this Section 10.03 shall in no respect limit the obligations and liabilities of each Guarantor to the Trustee and the Holders and each Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Guarantor hereunder.

Section 10.04.                  No Subrogation.

Notwithstanding any payment or payments made by any Guarantor hereunder, no Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Issuer or any other Guarantor or any collateral security or guarantee or right of offset held by the Collateral Agent, the Trustee or any Holder for the payment of the Guarantor Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Issuer or any other Guarantor in respect of payments made by such Guarantor hereunder, until the Guarantor Obligations are paid in full.  If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guarantor Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Trustee in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Trustee, if required), to be applied against the Guarantor Obligations.

ARTICLE 11.
COLLATERAL AND SECURITY

Section 11.01.                  The Collateral.

(a)           The due and punctual payment of the principal of, premium, if any, interest and Additional Interest, if any, on the Notes and the Note Guarantees when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, interest on the overdue principal of and interest (to the extent lawful), if any, on the Notes and the Note Guarantees and performance of all other obligations under this Indenture, including, without limitation, the obligations of the Issuer set forth in Section 7.07 and Section 8.07, the Notes, the Note Guarantees and the Security Documents, shall be secured by Liens on the Collateral as provided in the Security Documents which the Issuer and the Guarantors, as the case may be, have entered into in connection with the execution of this Indenture and by all Security Documents hereafter delivered as required or permitted by this Indenture.

(b)           The Issuer and the Guarantors hereby agree that the Liens on the Collateral shall be granted to the Collateral Agent and, to the extent applicable, shall hold the Collateral for the benefit of all of the Holders, the Collateral Agent, the Trustee and the other Secured Parties, in each case pursuant to the terms of this Indenture, the Intercreditor Agreement and the Security Documents.

(c)           Each Holder, by its acceptance of any Notes and the Note Guarantees, consents and agrees to the terms of the Security Documents (including, without limitation, the provisions providing for foreclosure) and the Intercreditor Agreement, as the same may be in effect or as may be amended from time to time in accordance with its terms, and directs the Trustee and the Collateral Agent to enter into the

Intercreditor Agreement and such Security Documents.  As set forth in Section 5.7 of the Intercreditor Agreement, Holders of the Notes and other holders of Second Lien Obligations shall in certain circumstances have the right to purchase the First Lien Obligations from the holders thereof.

(d)           The Trustee and each Holder, by accepting the Notes and the Note Guarantees, acknowledges that, as more fully set forth in the Security Documents and the Intercreditor Agreement, the Collateral as now or hereafter constituted shall be held for the benefit of all the Holders, the Collateral Agent, the Trustee and the other Secured Parties, and that the Lien of this Indenture and the Security Documents in respect of such Persons is subject to and qualified and limited in all respects by the Security Documents and the Intercreditor Agreement and actions that may be taken thereunder.  The Issuer shall, and shall cause the Guarantors to, and each Guarantor shall, make all filings (including filings of continuation statements and amendments to financing statements that may be necessary to continue the effectiveness of such financing statements) or recordings and take all other actions as are necessary or required by the Security Documents to maintain (at the sole cost and expense of the Issuer and its Subsidiaries) the security interest created by the Security Documents in the Collateral (other than with respect to any Collateral the security interest in which is not required to be perfected under the Security Documents) as a perfected second-priority security interest subject only to Permitted Liens.

Section 11.02.                  Release of Liens on the Collateral.

(a)           Subject to the requirements of applicable law, including the TIA, the Liens on the Collateral shall automatically and without the need for any further action by any Person be released:

(i)            in whole or in part, as applicable, as to all or any portion of Property subject to such Liens which has been taken by eminent domain, condemnation or other similar circumstances;

(ii)           in whole upon:

(A)          satisfaction and discharge of this Indenture as set forth in Section 12.01; or

(B)           a legal defeasance or covenant defeasance of this Indenture as set forth in Section 8.02 or Section 8.03;

(iii)          in part, as to any Property that (A) is sold, transferred or otherwise disposed of by the Issuer or any Guarantor (other than to the Issuer or another Guarantor) in a transaction not prohibited by this Indenture at the time of such sale, transfer or disposition or (B) is owned or at any time acquired by a Guarantor that has been released from its Guarantee in accordance with this Indenture, concurrently with the release of such Guarantee (including in connection with the designation of a Guarantor as an Unrestricted Subsidiary);

(iv)          in part, in accordance with the applicable provisions of the Security Documents, the Intercreditor Agreement and this Indenture; and

(v)           as to any other release of the Collateral, if (A) consent to the release of all Liens on such Collateral has been given by the requisite percentage or number of Holders of Notes at the time outstanding as provided for in this Indenture and (B) the Issuer has delivered an Officer’s Certificate to the Collateral Agent, with a copy to the Trustee, certifying that any such necessary consents have been obtained and that such release of the Collateral does not violate the terms of this Indenture or the Security Documents.

(b)           Notwithstanding any provision to the contrary herein, but subject to the provisions of Sections 7.02(b) and 13.04, as and when requested by the Issuer or any Guarantor in writing, the Trustee shall instruct the Collateral Agent to authorize the filing of Uniform Commercial Code financing statement amendments or releases or the recording of modifications to any real property Security Documents (which shall be prepared by the Issuer or such Guarantor and shall be attached to such request as an exhibit) solely to the extent necessary to delete or release Liens on property or assets not required to be subject to a Lien under the Security Documents from the Collateral or the description of assets in any previously filed financing statements or Security Documents.  If requested in writing by the Issuer or any Guarantor, the Trustee shall instruct the Collateral Agent to execute such documents, instruments or statements reasonably requested of it (which shall be prepared by the Issuer or such Guarantor and shall be attached to such request as an exhibit) and to take such other action as the Issuer or any Guarantor may request to evidence or confirm that such property or assets not required to be subject to a Lien under the Security Documents described in the immediately preceding sentence has been released from the Liens of each of the Security Documents.

(c)           In no event shall the Trustee be obligated to execute or deliver any document evidencing any release or reconveyance without receipt of an Opinion of Counsel and Officers’ Certificate, each stating that such release complies with this Indenture, the Intercreditor Agreement and the Security Documents, and conforming to the requirements of Section 13.04 and Section 13.05.

Section 11.03.                  Authorization of Actions to Be Taken by the Trustee or the Collateral Agent Under the Security Documents and the Intercreditor Agreement.

(a)           Subject to the provisions of the Security Documents, the Intercreditor Agreement and the other provisions of this Indenture, each of the Trustee and the Collateral Agent may take all actions it deems necessary or appropriate in order to (i) enforce any of its rights or any of the rights of the Holders under the Security Documents and (ii) upon the occurrence and during the continuance of an Event of Default, collect and receive any and all amounts payable in respect of the Collateral in respect of the obligations of the Issuer and the Guarantors hereunder and thereunder.  Subject to the provisions of the Security Documents and the Intercreditor Agreement, the Trustee or the Collateral Agent shall have the power (but not the obligation) to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents, the Intercreditor Agreement or this Indenture, and such suits and proceedings as the Trustee or the Collateral Agent may deem expedient to preserve or protect its interest and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be materially prejudicial to the interests of the Holders or the Trustee).

(b)           The Trustee or the Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence, bad faith or willful misconduct on the part of the Trustee or gross negligence, bad faith or willful misconduct on the part of the Collateral Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Issuer or any Guarantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.  The Trustee or the Collateral Agent shall have no responsibility for recording, filing, re-recording or refiling any financing statement, continuation statement, document, instrument or other notice in any public office at any time or times or to otherwise take any action to perfect or maintain the perfection of any security interest granted to it under the Security Documents or otherwise.

(c)           Where any provision of the Security Documents requires that additional property or assets be added to the Collateral, the Issuer shall, or shall cause the applicable Guarantors to, take any and all actions reasonably required to cause such additional property or assets to be added to the Collateral and, to the extent required, to create and maintain a valid and enforceable perfected second-priority security interest in such property or assets (subject to Permitted Liens) in favor of the Collateral Agent for the benefit of the Holders and the other Secured Parties, in each case in accordance with and to the extent required under the Security Documents.

(d)           In taking any action under the Intercreditor Agreement, the Trustee shall be entitled to receive, if requested, as a condition to take any action, an Officers’ Certificate and Opinion of Counsel to the effect that such action does not violate this Indenture, the Security Documents or the Intercreditor Agreement and the Trustee shall be fully protected relying thereon.

(e)           In acting under the Intercreditor Agreement, the Trustee shall have all the protections, rights, indemnities and immunities given to it under this Indenture and the Intercreditor Agreement.

Section 11.04.                  Compliance With TIA.

(a)           To the extent applicable, the Issuer shall cause TIA § 313(b), relating to reports, and TIA § 314(d), relating to the release of property or securities from the lien and security interest of this Indenture and relating to the substitution thereof of any property or securities to be subjected to the lien and security interest of this Indenture, to be complied with.  Following qualification of this Indenture pursuant to the TIA, to the extent the Issuer is required to furnish to the Trustee an Opinion of Counsel pursuant to TIA § 314(b)(2), the Issuer shall furnish such opinion not more than 60 but not less than 30 days prior to each May 1.

Section 11.05.                  Collateral Agent is Third Party Beneficiary.

The Collateral Agent is an intended third party beneficiary of this Article 11.

Section 11.06.                  Collateral Agent.

Wilmington Trust, National Association is appointed as Collateral Agent for the benefit of the Holders of the Notes and shall initially act as Collateral Agent under this Indenture and the Security Documents.  Subject to the terms of the Intercreditor Agreement, the Collateral Agent will hold (directly or through co-trustees or agents), and will be entitled to enforce on behalf of the Holders of the Notes and holders of the other Second Lien Obligations, all Liens on the Collateral.  Except as provided in this Indenture or the Security Documents, the Collateral Agent will not be obligated:

(1)           to act upon directions purported to be delivered to it by any Person;

(2)           to foreclose upon or otherwise enforce any Lien; or

(3)           to take any other action whatsoever with regard to any or all of the Security Documents, the Liens created thereby or the Collateral.

For the avoidance of doubt, all of the rights, protections and immunities granted to the Trustee hereunder shall inure to the benefit of the Collateral Agent acting hereunder and under the Security Documents.

Section 11.07.                  Replacement of Collateral Agent.

The Collateral Agent may resign by so notifying the Issuer in writing. The Holder or Holders of a majority in aggregate principal amount of the outstanding Notes may remove the Collateral Agent by so notifying the Issuer and the Collateral Agent in writing and may appoint a successor Collateral Agent with the Issuer’s consent. The Issuer may remove the Collateral Agent if:

(a)           the Collateral Agent is adjudged bankrupt or insolvent;

(b)           a receiver, Custodian or other public officer takes charge of the Collateral Agent or its property; or

(c)           the Collateral Agent becomes incapable of acting.

If the Collateral Agent resigns or is removed or if a vacancy exists in the office of Collateral Agent for any reason, the Issuer shall promptly appoint a successor Collateral Agent.  A successor Collateral Agent shall deliver a written acceptance of its appointment to the retiring Collateral Agent and to the Company. Immediately after that and provided that all sums owing to the retiring Collateral Agent provided for in this Indenture have been paid, the retiring Collateral Agent shall transfer all property held by it as Collateral Agent to the successor Collateral Agent, subject to the Lien, if any, provided in Section 7.07, the resignation or removal of the retiring Collateral Agent shall become effective, and the successor Collateral Agent shall have all the rights, powers and duties of the Collateral Agent under this Indenture. A successor Collateral Agent shall mail notice of its succession to each Holder.  If a successor Collateral Agent does not take office within 60 days after the retiring Collateral Agent resigns or is removed, the retiring Collateral Agent (at the Issuer’s cost and expense), the Company or the Holder or Holders of at least 10% in aggregate principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent.  Notwithstanding replacement of the Collateral Agent pursuant to this Section 11.07, the Issuer’s and the Guarantors’ obligations under Section 7.07 shall continue for the benefit of the retiring Collateral Agent.

ARTICLE 12.
SATISFACTION AND DISCHARGE

Section 12.01.                  Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

(a)           either:

(i)            all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuer) have been delivered to the Trustee for cancellation; or

(ii)           all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, and Additional Interest, if any, and accrued interest to the date of maturity or redemption;

(b)           the Issuer or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture (including amounts payable under Section 7.07);

(c)           other than with respect to a discharge when the Notes have become due and payable, no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of the Lien to secure such borrowings) and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings); and

(d)           the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

The Collateral will be released from the Lien securing the Notes, as provided in Section 11.02 upon a satisfaction and discharge in accordance with the provisions described above.  In addition, the Issuer must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge of this Indenture have been satisfied.  Upon any satisfaction and discharge, the Issuer shall notify the Collateral Agent, and the Trustee shall acknowledge, that the Trustee no longer claims any security interest in the Collateral.

Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (ii) of clause (a) of this Section 12.01, the provisions of Section 12.02 and Section 8.06 shall survive such satisfaction and discharge.

Section 12.02.                  Application of Trust Money.

Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 12.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any), interest and Additional Interest, if any, for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 12.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01; provided that if the Issuer has made any payment of principal of, premium, if any, interest and Additional Interest, if any, on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE 13.
MISCELLANEOUS

Section 13.01.                  Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA, as described in §318(c), the imposed duties shall control.

Section 13.02.                  Notices.

Any notice or communication by the Issuer, any Guarantor or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the other’s address, as follows:

If to the Issuer or any Guarantor:

MTR Gaming Group, Inc.

State Route 2, South

P.O. Box 356

Chester, West Virginia 26034

Telecopier No.:  (304) 387-8300

Attention:  John W. Bittner, Jr., Executive Vice President and Chief Financial Officer

With a copy to (which shall not constitute notice):

Milbank,  Tweed, Hadley & McCloy LLP
601 South Figueroa Street , 30th Floor
Los Angeles, CA 90017

Telecopier No.:  (213) 892-4721
Attention:  Deborah J. Ruosch, Esq.

If to the Trustee:

Wilmington Trust, National Association

Corporate Capital Markets

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Telecopier:  (612) 217-5651

Attention:   MTR Gaming Group Administrator

The Issuer, the Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA.  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuer or Guarantor mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 13.03.                  Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Issuer, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 13.04.                  Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:

(a)           an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b)           an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.05.                  Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:

(a)           a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)           a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d)           a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 13.06.                  Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07.                  No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, employee, incorporator, stockholder, partner, member or joint venturer of the Issuer or any Guarantor, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, this Indenture, the Note Guarantees, the Security Documents, the Intercreditor Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

Section 13.08.                  Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 13.09.                  No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of Issuer, any of its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.10.                  Successors.

All agreements of the Issuer in this Indenture and the Notes shall bind its successors.  All agreements of the Trustee in this Indenture shall bind its successors.  All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.02.

Section 13.11.                  Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.12.                 Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

Section 13.13.                  Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions.  Unless otherwise indicated, references in this Indenture to Articles and Sections are to the articles and sections of this Indenture.

[Signatures on following page]

SIGNATURES

MTR GAMING GROUP, INC., a Delaware corporation

By:	/s/ John W. Bittner, Jr.
	Name:	John W. Bittner, Jr.
	Title:	Executive Vice President and Chief
Financial Officer

GUARANTORS:

MOUNTAINEER PARK, INC.

By:	/s/ John W. Bittner, Jr.
	Name:	John W. Bittner, Jr.
	Title:	Treasurer

PRESQUE ISLE DOWNS, INC.

By:	/s/ John W. Bittner, Jr.
	Name:	John W. Bittner, Jr.
	Title:	Chief Financial Officer

SCIOTO DOWNS, INC.

By:	/s/ John W. Bittner, Jr.
	Name:	John W. Bittner, Jr.
	Title:	Chief Financial Officer

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee and Collateral Agent

By:	/s/ Jane Schweiger
	Name:	Jane Schweiger
	Title:	Vice President